                                                                   EXHIBIT 10.22

================================================================================

                                CREDIT AGREEMENT

                                      among

                               IPC HOLDINGS, LTD.,

                        The ACCOUNT PARTIES Party Hereto,

                            The LENDERS Party Hereto,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent

                               HSBC BANK USA, N.A.
                              as Syndication Agent

                                       and

                                 CITIBANK, N.A.,
              BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK BRANCH,
                                       and
                                 ING BANK, N.V.
                             as Documentation Agents

                      $500,000,000 Senior Credit Facilities

                          WACHOVIA CAPITAL MARKETS, LLC
                                       and

                           HSBC SECURITIES (USA) INC.
                   Joint Lead Arrangers and Joint Bookrunners

                           Dated as of April 13, 2006

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS

Section 2.1   Defined Terms..............................................      1
Section 2.2   Accounting Terms; GAAP and SAP.............................     23
Section 2.3   Other Terms; Construction..................................     23
Section 2.4   Computation of Dollar Amounts..............................     24

                                   ARTICLE II

                         AMOUNT AND TERMS OF THE CREDIT

Section 3.1   Commitments................................................     24
Section 3.2   Borrowings.................................................     25
Section 3.3   Disbursements; Funding Reliance; Domicile of Loans.........     26
Section 3.4   Evidence of Debt; Notes....................................     27
Section 3.5   Termination and Reduction of Commitments...................     27
Section 3.6   Mandatory Payments and Prepayments.........................     28
Section 3.7   Voluntary Prepayments......................................     29
Section 3.8   Interest...................................................     29
Section 3.9   Fees.......................................................     31
Section 3.10  Conversions and Continuations..............................     32
Section 3.11  Method of Payments; Computations; Apportionment of
              Payments...................................................     33
Section 3.12  Recovery of Payments.......................................     35
Section 3.13  Use of Loan Proceeds.......................................     36
Section 3.14  Pro Rata Treatment.........................................     36
Section 3.15  Increased Costs; Change in Circumstances; Illegality.......     37
Section 3.16  Taxes......................................................     39
Section 3.17  Compensation...............................................     41
Section 3.18  Replacement Lenders........................................     42
Section 3.19  Increase in Commitments....................................     43
Section 3.20  Additional Account Parties.................................     45

                                   ARTICLE III

                                LETTERS OF CREDIT

Section 4.1   Syndicated Letters of Credit...............................     46
Section 4.2   Participated Letters of Credit.............................     50
Section 4.3   Existing Letters of Credit.................................     53
Section 4.4   Conditions Precedent to the Issuance of Letters of Credit..     53
Section 4.5   Obligations Absolute.......................................     54
Section 4.6   Interest...................................................     56

Section 4.7   Interest Rate Determination................................     56
Section 4.8   Collateralization of Letters of Credit.....................     56
Section 4.9   Use of Letters of Credit...................................     57
Section 4.10  Conversion of Letters of Credit............................     57

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

Section 5.1   Conditions Precedent to the Effective Date.................     58
Section 5.2   Conditions Precedent to All Credit Extensions..............     61

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

Section 6.1   Organization and Power.....................................     62
Section 6.2   Authorization; Enforceability..............................     62
Section 6.3   No Violation...............................................     63
Section 6.4   Governmental and Third-Party Authorization; Permits........     63
Section 6.5   Insurance Licenses.........................................     63
Section 6.6   Litigation.................................................     64
Section 6.7   Taxes......................................................     64
Section 6.8   Subsidiaries...............................................     64
Section 6.9   Full Disclosure............................................     65
Section 6.10  Margin Regulations.........................................     65
Section 6.11  No Material Adverse Effect.................................     65
Section 6.12  Financial Matters..........................................     65
Section 6.13  ERISA......................................................     66
Section 6.14  Compliance With Laws.......................................     66
Section 6.15  Investment Company Act.....................................     66
Section 6.16  Insurance..................................................     67
Section 6.17  OFAC; PATRIOT Act..........................................     67
Section 6.18  Security Documents.........................................     67
Section 6.19  Stamp Taxes................................................     67

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

Section 7.1   Financial Statements.......................................     68
Section 7.2   Other Business and Financial Information...................     69
Section 7.3   Corporate Existence; Franchises; Maintenance of
              Properties.................................................     71
Section 7.4   Compliance with Laws.......................................     71
Section 7.5   Payment of Obligations.....................................     72
Section 7.6   Insurance..................................................     72
Section 7.7   Maintenance of Books and Records; Inspection...............     72
Section 7.8   Dividends..................................................     72

Section 7.9   OFAC; PATRIOT Act Compliance...............................     73
Section 7.10  Collateral.................................................     73
Section 7.11  Further Assurances.........................................     74

                                   ARTICLE VII

                               FINANCIAL COVENANTS

Section 8.1   Maximum Consolidated Indebtedness to Total Capitalization..     74
Section 8.2   Minimum Consolidated Net Worth.............................     74

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

Section 9.1   Fundamental Changes........................................     75
Section 9.2   Indebtedness...............................................     75
Section 9.3   Liens......................................................     76
Section 9.4   Disposition of Assets......................................     77
Section 9.5   Issuance of Preferred Stock................................     77
Section 9.6   Investments................................................     78
Section 9.7   Acquisitions...............................................     78
Section 9.8   Transactions with Affiliates...............................     79
Section 9.9   Restricted Payments........................................     79
Section 9.10  Lines of Business..........................................     79
Section 9.11  Fiscal Year................................................     79
Section 9.12  Ratings....................................................     79
Section 9.13  Accounting Changes.........................................     80
Section 9.14  Limitation on Certain Restrictions.........................     80
Section 9.15  Private Act................................................     80
Section 9.16  Custody Agreement..........................................     80

                                   ARTICLE IX

                                EVENTS OF DEFAULT

Section 10.1   Events of Default.........................................     80
Section 10.2   Remedies; Termination of Commitments, Acceleration, Etc...     83
Section 10.3   Remedies; Set Off.........................................     84

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

Section 11.1  Appointment and Authority..................................     85
Section 11.2  Rights as a Lender.........................................     85
Section 11.3  Exculpatory Provisions.....................................     85
Section 11.4  Reliance by Administrative Agent...........................     86

Section 11.5  Delegation of Duties.......................................     86
Section 11.6  Resignation of Administrative Agent........................     86
Section 11.7  Non-Reliance on Administrative Agent and Other Lenders.....     87
Section 11.8  Collateral and Guaranty Matters............................     87
Section 11.9  Fronting Bank..............................................     88
Section 11.10 No Other Duties, Etc.......................................     88

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 12.1  Expenses; Indemnity; Damage Waiver.........................     88
Section 12.2  Governing Law; Submission to Jurisdiction; Waiver of Venue;
              Service of Process.........................................     90
Section 12.3  Waiver of Jury Trial.......................................     91
Section 12.4  Notices; Effectiveness; Electronic Communication...........     92
Section 12.5  Amendments, Waivers, etc...................................     92
Section 12.6  Successors and Assigns.....................................     94
Section 12.7  No Waiver..................................................     97
Section 12.8  Survival...................................................     98
Section 12.9  Severability...............................................     98
Section 12.10 Construction...............................................     98
Section 12.11 Confidentiality............................................     98
Section 12.12 Judgment Currency..........................................     99
Section 12.13 Counterparts; Integration; Effectiveness...................     99
Section 12.14 No Fiduciary Relationship Established By Credit Documents..    100
Section 12.15 Disclosure of Information..................................    100
Section 12.16 USA PATRIOT Act Notice.....................................    100

                                   ARTICLE XII

                                  THE GUARANTY

Section 13.1  The Guaranty...............................................    100
Section 13.2  Guaranty Unconditional.....................................    100
Section 13.3  Discharge Only upon Payment in Full; Reinstatement in
              Certain Circumstances......................................    101
Section 13.4  Waiver by the Guarantor....................................    101
Section 13.5  Subrogation................................................    102
Section 13.6  Stay of Acceleration.......................................    102
Section 13.7  Continuing Guaranty; Assignments...........................    102
Section 13.8  Limitation on Enforcement; Confirmation of Payment.........    103

                                    EXHIBITS

Exhibit A   Form of Note
Exhibit B-1 Form of Notice of Borrowing
Exhibit B-2 Form of Notice of Conversion/Continuation
Exhibit C-1 Form of Syndicated Letter of Credit
Exhibit C-2 Form of Participated Letter of Credit
Exhibit D   Form of Compliance Certificate
Exhibit E   Form of Assignment and Assumption
Exhibit F   Form of Security Agreement
Exhibit G-1 Form of Opinion of Sullivan & Cromwell LLP
Exhibit G-2 Form of Opinion of Conyers, Dill & Pearman
Exhibit G-3 Form of Opinion of A&L Goodbody
Exhibit H   Form of Borrowing Base Report
Exhibit I   Form of Joinder Agreement
Exhibit J   Form of Lender Joinder Agreement
Exhibit K   Form of L/C Conversion Notice

                                    SCHEDULES

Schedule 1.1(a) Commitments and Notice Addresses
Schedule 1.1(b) Borrowing Base
Schedule 3.3    Existing Letters of Credit
Schedule 5.5    Licenses
Schedule 5.8    Subsidiaries
Schedule 8.2    Indebtedness
Schedule 8.3    Liens
Schedule 8.5    Preferred Stock

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of April 13, 2006, is made among IPC HOLDINGS, LTD., a company organized under the laws of Bermuda ("IPC Holdings"), IPCRE LIMITED, a company organized under the laws of Bermuda ("IPCRe Limited"), various other Account Parties (as hereinafter defined), the Lenders (as hereinafter defined) and WACHOVIA BANK, NATIONAL ASSOCIATION ("Wachovia"), as administrative agent for the Lenders.

                                    RECITALS

     The Lenders are willing to make available to the Credit Parties (as hereinafter defined) the credit facilities provided for herein subject to and on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE II

                                   DEFINITIONS

     Section 2.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

     "Account Designation Letter" means a letter from IPC Holdings to the Administrative Agent, duly completed and signed by an Authorized Officer of IPC Holdings and in form and substance reasonably satisfactory to the Administrative Agent, listing any one or more accounts to which IPC Holdings may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

     "Account Party" means any of IPCRe Limited and each Person which is designated as an additional Account Party after the Effective Date in accordance with SECTION 3.20, and "Account Parties" means all of the foregoing.

     "Acquisition" means any transaction or series of related transactions, consummated on or after the date hereof, by which IPC Holdings directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, division thereof or line of business, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person that, following such Acquisition, will be deemed a Subsidiary of IPC Holdings.

     "Additional Lender" has the meaning given to such term in SECTION 3.19(A).

     "Adjusted LIBOR Rate" means, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Percentage for LIBOR Loans as in effect at such time.

     "Administrative Agent" means Wachovia, in its capacity as Administrative Agent appointed under SECTION 11.1, and its successors and permitted assigns in such capacity.

     "Administrative Questionnaire" means, with respect to each Lender, the administrative questionnaire in the form submitted to such Lender by the Administrative Agent and returned to the Administrative Agent duly completed by such Lender.

     "Advance Rate" means, for any category of Eligible Collateral, the percentage set forth opposite such category of Eligible Collateral specified on
SCHEDULE 1.1(B) and, in each case, subject to the original term to maturity criteria set forth therein.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, neither the Administrative Agent, any Issuing Bank nor any Lender shall be deemed an "Affiliate" of any Credit Party.

     "Agreement" means this Credit Agreement, as amended, restated, modified or supplemented from time to time.

     "Agreement Currency" has the meaning given to such term in SECTION 12.12.

     "Annual Statement" means, with respect to any Insurance Subsidiary for any fiscal year, the annual financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

     "Applicable Percentage" means, for any day, with respect to the (i) Tranche 1 Commitment Fee, (ii) applicable margin to be added to the LIBOR Rate for purposes of determining the Adjusted LIBOR Rate, and (iii) Tranche 1 Letter of Credit Fee, the applicable rate per annum set forth below under the caption "Tranche 1 Commitment Fee", "Applicable Margin for LIBOR Loans", and "Tranche 1 Letter of Credit Fee", respectively, in each case based upon IPC Holdings' non-credit-enhanced, senior unsecured long-term debt rating (the "Debt Rating") by Moody's or Standard & Poor's (in each case based upon the higher of the two ratings):

                                                                    Tranche 1
         Standard & Poor's/      Tranche 1     Applicable Margin    Letter of
Level      Moody's Rating     Commitment Fee    for LIBOR Loans    Credit Fee
-----   -------------------   --------------   -----------------   ----------
I       A/A2 or above              0.05%              0.25%           0.25%
II      A-/A3                      0.07%              0.30%           0.30%
III     BBB+/ Baa1                 0.08%             0.375%          0.375%
IV      BBB/ Baa2                  0.10%              0.50%           0.50%
V       BBB-/ Baa3 or below        0.15%              0.75%           0.75%

     For purposes of the foregoing, (a) if at any time the difference between the Debt Rating by Moody's and Standard & Poor's is more than one rating grade, the rating one level below the higher rating will apply, (b) if either Moody's or Standard & Poor's shall not have in effect a Debt Rating, then the Applicable Percentage shall be based upon the remaining rating, and (iii) each change in the Applicable Percentage shall be effective as of the date the applicable rating agency first publicly announces any change in its Debt Rating; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time an Event of Default shall have occurred and be continuing or the Debt Rating is not available from Moody's and Standard & Poor's, at all times from and including the date on which such Event of Default occurred or such Debt Rating is not available to the date on which such Event of Default shall have been cured or waived or either Moody's or Standard & Poor's shall make publicly available such Debt Rating, each Applicable Percentage shall be determined in accordance with Level V of the above matrix (notwithstanding the actual level).

     "Approved Fund" means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (or an Affiliate of a Person) that administers or manages a Lender.

     "Assignment and Assumption" means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by SECTION 12.6(B)), and accepted by the Administrative Agent, in substantially the form of EXHIBIT E or any other form approved by the Administrative Agent.

     "Authorized Officer" means, with respect to any action specified herein to be taken by or on behalf of any Credit Party, the Chief Executive Officer, the Chief Financial Officer, any Vice President (or more senior), or any other officer of such Credit Party duly authorized by resolution of the board of directors or other governing body of such Credit Party to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary of such Credit Party.

     "Availability Period" means the period from and including the Effective Date to and including, in the case of Tranche 1 Letters of Credit, the Tranche 1 Termination Date, and in the case of Tranche 2 Letters of Credit, the Tranche 2 Termination Date.

     "Bankruptcy Event" means the occurrence of an Event of Default pursuant to
SECTION 10.1(G) or SECTION 10.1(H).

     "Barclays L/C Facility" means the Credit Agreement, dated as of December 23, 2005, between IPCRe Limited and Barclays Bank PLC, in which Barclays Bank has made available to IPCRe Limited a standby letter of credit issuance facility in the aggregate principal amount of up to $165,000,000.

     "Base Rate" means the higher of (i) the per annum interest rate publicly announced from time to time by Wachovia in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its lowest or best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, and (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

     "Base Rate Loan" means, at any time, any Loan that bears interest at such time at the applicable Base Rate.

     "Borrowing" means the incurrence by IPC Holdings (including as a result of conversions and continuations of outstanding Loans pursuant to SECTION 3.10) on a single date of a group of Loans pursuant to SECTION 3.2 of a single Type and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

     "Borrowing Base" means with respect to each Account Party for any Business Day as of which it is being calculated, the aggregate amount equal to the fair market value (or, as to cash, the amount thereof) of Eligible Collateral held in a Custodial Account of such Account Party multiplied by the Advance Rate for such Eligible Collateral as set forth on SCHEDULE 1.1(B), in each case as of the close of business on the immediately preceding Business Day or, if such amount is not determinable as of the close of business on such immediately preceding Business Day, as of the close of business on the most recent Business Day on which such amount is determinable, which Business Day shall be not more than two
(2) Business Days prior to the Business Day as of which any Borrowing Base is being calculated; provided that the calculation of each Borrowing Base shall be further subject to the terms and conditions set forth on SCHEDULE 1.1(B); and provided further that (i) no Eligible Collateral (including, without limitation, cash) shall be included in the calculation of any Borrowing Base unless the Administrative Agent has a first priority perfected Lien on and security interest in such Eligible Collateral pursuant to the Security Documents and (ii) no Eligible Collateral which is subject to a securities lending arrangement shall be included in a Borrowing Base.

     "Borrowing Base Report" has the meaning specified in SECTION 7.10(C).

     "Borrowing Date" means, with respect to any Borrowing, the date upon which such Borrowing is made.

     "Business Day" means (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to be closed and (ii) in respect of any determination relevant to a

LIBOR Loan, any such day that is also a day on which trading in Dollar deposits is conducted by banks in the London interbank Eurodollar market.

     "Cash Collateral Account" has the meaning given to such term in SECTION
4.8.

     "Cash Equivalents" means (i) securities issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition,
(ii) commercial paper issued by any Person organized under the laws of the United States of America or any political subdivision thereof, maturing within 270 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's, (iii) time deposits and certificates of deposit maturing within 270 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any political subdivision thereof (y) that has combined capital and surplus of at least $500,000,000 or (z) that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's or at least A2 or the equivalent thereof by Moody's, (iv) repurchase obligations with a term not exceeding thirty
(30) days with respect to underlying securities of the types described in clause
(i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the foregoing types.

     "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority of competent jurisdiction or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority of competent jurisdiction.

     "Charged Portfolio" has the meaning specified in the Security Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Collateral" means the Charged Portfolio.

     "Commitment" means, with respect to any Lender, such Lender's Tranche 1 Commitment and/or Tranche 2 Commitment, as applicable.

     "Commitment Increase" has the meaning given to such term in SECTION
3.19(A).

     "Commitment Increase Date" has the meaning given to such term in SECTION 3.19(C).

     "Commitment Termination Date" means the Tranche 1 Termination Date and/or the Tranche 2 Termination Date, as the case may be.

     "Compliance Certificate" means a fully completed and duly executed certificate in the form of EXHIBIT D, together with a Covenant Compliance Worksheet.

     "Consolidated Indebtedness" means, at any time, the aggregate (without duplication) of all Indebtedness of IPC Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP, but excluding the stated amount of all letters of credit issued for the account of any Insurance Subsidiary in the ordinary course of business, but only in each case to the extent such letters of credit (i) are not drawn upon and (ii) are secured.

     "Consolidated Net Income" means, for any period, net income (or loss) for IPC Holdings and its Subsidiaries for such period and as reflected on the consolidated financial statements of IPC Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Worth" means, at any time, the consolidated shareholders' equity of IPC Holdings and its Subsidiaries determined in accordance with GAAP and as reflected on the consolidated financial statements of IPC Holdings and its Subsidiaries (without giving effect to the effects of Financial Accounting Statement No. 115 and any adjustments included in accumulated other comprehensive income) plus the aggregate outstanding amount of trust preferred securities of IPC Holdings and its Subsidiaries, if any, but only to the extent such amount would be included in a determination of the consolidated net worth of IPC Holdings and its Subsidiaries under the applicable procedures and guidelines of Standard & Poor's as of the date hereof.

     "Control" means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "Controlled" and "Controlling" have correlative meanings.

     "Covenant Compliance Worksheet" means a fully completed worksheet in the form of Attachment A to EXHIBIT D.

     "Credit Documents" means this Agreement, the Notes, the Letter of Credit Documents, the Fee Letter, each Security Agreement, all of the other Security Documents, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of any Credit Party with respect to this Agreement, in each case as amended, modified, supplemented or restated from time to time.

     "Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Tranche 1 Credit Exposure and Tranche 2 Letter of Credit Exposure.

     "Credit Extension" means each of the following: (a) a Borrowing and (b) the Issuance of any Letter of Credit.

     "Credit Party" means an Account Party or IPC Holdings, and "Credit Parties" means all of the foregoing.

     "Currency" means the lawful currency of any country.

     "Custodial Account" means each investment securities account of the Account Parties (or any of them) maintained with the Custodian pursuant to the applicable Custody Agreement into which the Collateral shall be deposited from time to time and over which the Administrative Agent has a valid and enforceable security interest in and Lien upon such Collateral superior to and prior to the rights of all third persons and subject to no other Liens.

     "Custodian" means each bank or financial institution that maintains a Custodial Account (in its capacity as custodian thereof), in each case including any sub-custodian.

     "Custodian's Undertaking" means each Custodian's Undertaking among each Account Party, the Administrative Agent and the Custodian, in substantially the form of Schedule 2 to the Security Agreement, as amended, modified, restated or supplemented from time to time.

     "Custody Agreement" means the Custody Agreement dated as of June 1993 between IPCRe Limited and AIG Global Investment Trust Services Limited or any other custody agreement between an Account Party and a Custodian approved by the Administrative Agent, as each may be amended, modified or restated and in effect from time to time.

     "Date of Determination" shall mean, with respect to the computation of the financial covenants set forth in ARTICLE VII, (i) the date of the most recently ended fiscal month of IPC Holdings, (ii) the date of any public announcement by IPC Holdings of any losses recognized by IPC Holdings or any of its Subsidiaries under the terms of any catastrophe bonds, Reinsurance Agreements, Primary Policies or other similar arrangements or (iii) solely with respect to the delivery of a Compliance Certificate concurrently with each delivery of the financial statements described in SECTION 7.1, the last day of the period covered by such financial statements.

     "Default" means any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

     "Defaulting Lender" means any Lender that (i) has refused to fund, or otherwise defaulted in the funding of, its Ratable Share of any Borrowing, any L/C Advance or L/C Disbursement required to be funded by it hereunder, (ii) has failed to pay to the Administrative Agent, Fronting Bank or any Lender when due an amount owed by such Lender pursuant to the terms of this Credit Agreement, unless such amount is subject to a good faith dispute, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official, and such refusal has not been withdrawn or such default has not been cured within three (3) Business Days.

     "Documentation Agents" means Citibank, N.A., Bayerische Hypo-Und Vereinsbank AG, and ING Bank, N.V.

     "Dollar Amount" shall mean (i) with respect to Dollars or an amount denominated in Dollars, such amount, and (ii) with respect to an amount in a Currency other than Dollars, the equivalent of such amount in Dollars as determined by the Administrative Agent as of any date of determination on the basis of the Spot Rate for the purchase of Dollars with such currency.

     "Dollars" or "$" means dollars of the United States of America.

     "Effective Date" has the meaning given to such term in SECTION 5.1.

     "Eligible Assignee" means (i) a Lender, (ii) an Affiliate of a Lender that is primarily engaged in the business of commercial banking, (iii) an Approved Fund, and (iv) any other Person (other than a natural person) approved by (y) the Administrative Agent and (z) unless a Default or Event of Default has occurred and is continuing, IPC Holdings (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing,
(x) the Fronting Bank must approve any proposed assignee who is not a Lender and
(y) "Eligible Assignee" shall not include IPC Holdings or any of its Affiliates or Subsidiaries; provided further that, except as otherwise agreed by IPC Holdings, a Person must be a NAIC-Approved Lender to qualify as an Eligible Assignee.

     "Eligible Collateral" means cash and the other obligations and investments specified on SCHEDULE 1.1(B).

     "Equity Interests" means, with respect to any Person, shares of capital stock of, or any partnership, membership, limited liability company, trust or other ownership or profit interests in, such Person, together with (i) warrants, options or other rights for the purchase or other acquisition from such Person of any of the foregoing, (ii) securities convertible into or exchangeable for any of the foregoing or warrants, options or other rights for the purchase or other acquisition from such Person of any such securities, and (iii) any other ownership or profit interests in such Person, in each case, whether voting or nonvoting, and whether or not any of the foregoing are authorized or otherwise existing on any date of determination.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Event of Default" has the meaning given to such term in SECTION 10.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Fronting Bank or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder, (i) any taxes imposed on or measured by its overall net income (however denominated), its capital and any franchise taxes imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is incorporated or organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (ii) any branch profits taxes imposed by the United States or any similar taxes imposed by any other jurisdiction in which any Credit Party is located, and (iii) in the case of any Lender, any withholding tax or deduction of tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Lender's failure or inability (other than as a result of a Change in Law) to comply with SECTION 3.16(E), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Credit Parties with respect to such withholding tax or deduction of tax pursuant to SECTION 3.16(A).

     "Existing Letters of Credit" means those letters of credit set forth on
SCHEDULE 3.3 and continued under this Agreement as Tranche 2 Letters of Credit issued as Participated Letters of Credit pursuant to SECTION 4.3.

     "Federal Funds Rate" means, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "Fee Letter" means the fee letter from Wachovia Capital Markets, LLC and Wachovia to IPC Holdings, dated March 13, 2006, relating to certain fees payable by IPC Holdings in respect of the transactions contemplated by this Agreement, as amended, modified, restated or supplemented from time to time.

     "Final Expiry Date" means the date when the Tranche 1 Maturity Date and Tranche 2 Maturity Date have occurred, all Letters of Credit have expired or terminated and all Obligations owing hereunder and in the other Credit Documents have been paid in full.

     "Final Maturity Date" means (i) in the case of Tranche 1 Letters of Credit, the first anniversary of the Tranche 1 Termination Date and (ii) in the case of Tranche 2 Letters of Credit, the first anniversary of the Tranche 2 Termination Date.

     "Financial Strength Rating" means the rating that has been most recently announced by A.M. Best Company, Inc. as the "financial strength rating" for any Insurance Subsidiary.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction outside the United States.

     "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by IPC Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of IPC Holdings or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

     "Fronting Bank" means (i) Wachovia in its capacity as issuer of Participated Letters of Credit (other than the Existing Letters of Credit), and its successors in such capacity and (ii) Bayerische Hypo- und Vereinsbank AG, solely in respect of its issuance of the Existing Letters of Credit.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time (subject to the provisions of SECTION 2.2).

     "Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantor" means IPC Holdings.

     "Guaranty" means the undertakings by IPC Holdings under ARTICLE XII.

     "Hedge Agreement" means any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates, including any swap agreement.

     "Historical Statutory Statements" has the meaning given to such term in
SECTION 6.12(B).

     "Increasing Lender" has the meaning given to such term in SECTION 3.19(A).

     "Indebtedness" means, with respect to any Person, at the time of determination (without duplication), (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made, (iii) the maximum stated or face amount of all surety bonds, letters of credit and bankers' acceptances issued or created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (iv) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business and not past due based on customary practices in the trade),
(v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all Capital Lease Obligations of such Person, (vii) the principal balance outstanding and owing by such Person under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product, (viii) all guarantees or any other direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation of another Person, whether or not contingent, (ix) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, and (x) all indebtedness of the types referred to in clauses (i) through (ix) above (A) of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer to the extent such Person is liable therefor or (B) secured by any Lien on any property or asset owned or held by such Person regardless of whether or not the indebtedness secured thereby shall have been incurred or assumed by such Person or is nonrecourse to the credit of such Person, the amount thereof being equal to the value of the property or assets subject to such Lien; provided that Indebtedness shall not include obligations with respect to Primary Policies and Reinsurance Agreements and obligations related or incidental thereto (other than obligations in respect of letters of credit) which are entered into in the ordinary course of business.

     "Indemnified Taxes" means Taxes (including, for the avoidance of doubt, Other Taxes) other than Excluded Taxes.

     "Indemnitee" has the meaning given to such term in SECTION 12.1(B).

     "Initial Loans" has the meaning given to such term in SECTION 3.19(D).

     "Insurance Regulatory Authority" means, with respect to any Insurance Subsidiary, the Governmental Authority charged with regulating insurance companies or insurance holding companies in its jurisdiction of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

     "Insurance Subsidiary" means IPCRe Limited, IPCRe Europe Limited and any other Subsidiary of IPC Holdings the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirements of Law of its jurisdiction of domicile.

     "Interest Period" means, as to each LIBOR Loan, the period commencing on the date of the Borrowing of such LIBOR Loan (or the date of any continuation of, or conversion into, such LIBOR Loan), and ending one, two, three or six months thereafter, as selected by IPC Holdings in its Notice of Borrowing or Notice of Conversion/Continuation; provided, that:

          (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

          (ii) each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) LIBOR Loans may not be outstanding under more than five (5) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

          (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period shall extend beyond the Tranche 1 Maturity
     Date;

          (vi) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

          (vii) IPC Holdings may not select any Interest Period (and consequently, no LIBOR Loans shall be made or continued) if a Default or Event of Default shall have occurred and be continuing at the time of such Notice of Borrowing or Notice of Conversion/Continuation with respect to any Borrowing.

     "Invested Assets" means cash, Cash Equivalents, short term investments, investments held for sale and any other assets which are treated as investments under GAAP.

     "Investment" means, as to any Person, any direct or indirect investment by such Person, whether by means of (i) the purchase or other acquisition of Equity Interests or other securities of another Person or (ii) a loan (other than advances to officers, directors and employees of IPC Holdings and its Subsidiaries, for travel, entertainment, relocation and analogous ordinary business purposes), advance (other than accounts receivable arising in the ordinary course of business and not past due based on customary practices in the trade) or capital contribution to, guarantee or assumption of debt of, or purchase or other Acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person. For purposes of covenant compliance, the amount of any Investment shall be determined in accordance with GAAP.

     "Investment Policy" means the investment policy of IPC Holdings as in effect on the Effective Date for the management of its investment portfolio with such revisions thereto as are approved by the Board of Directors of IPC Holdings from time to time.

     "IPC Holdings" has the meaning given to such term in the introductory paragraph of this Agreement.

     "IPCRe Facility" has the meaning given to such term in SECTION 5.1(N).

     "IPCRe Limited" has the meaning given to such term in the introductory paragraph of this Agreement.

     "Issue" means, with respect to any Letter of Credit, to issue, to amend or to extend the expiry of, or to renew or increase the Stated Amount of, such Letter of Credit; and the terms "Issued", "Issuing" and "Issuance" have correlative meanings.

     "Issuing Bank" means, (i) with respect to any Participated Letter of Credit, the Fronting Banks, and (ii) with respect to a Syndicated Letter of Credit, the Lenders who have issued such Syndicated Letter of Credit.

     "Joinder Agreement" means a joinder agreement in the form of EXHIBIT I.

     "Joint Lead Arrangers" means, collectively, Wachovia Capital Markets, LLC and HSBC Securities (USA) Inc.

     "Judgment Currency" has the meaning given to such term in SECTION 12.12.

     "L/C Advance" has the meaning given to such term in SECTION 4.2(F).

     "L/C Conversion Notice" means the notice furnished by an Account Party to convert Letters of Credit issued for the account of such Account Party from one Type to another Type in the form of EXHIBIT K.

     "L/C Disbursement" means (i) with respect to any Participated Letter of Credit, a payment made by the Fronting Bank pursuant thereto and (ii) with respect to any Syndicated Letter of Credit, a payment made by a Lender pursuant thereto.

     "L/C Disbursement Date" means, with respect to each L/C Disbursement made under any Letter of Credit for purposes of determining when the Reimbursement Obligation of the applicable Account Party is due and payable pursuant to
SECTION 4.1(F) or SECTION 4.2(E), if such Account Party receives notice from the Administrative Agent of any L/C Disbursement prior to 4:00 p.m., Charlotte time, on any Business Day, such Business Day and if such notice is received after 4:00 p.m., Charlotte time, on any Business Day, the following Business Day.

     "Lender" means each Person signatory hereto as a "Lender" and each other Person that becomes a "Lender" hereunder pursuant to SECTION 3.18, SECTION 3.19, or SECTION 12.6(B).

     "Lender Joinder Agreement" means a joinder agreement in the form of EXHIBIT J.

     "Lending Office" means, with respect to any Lender, the office of such Lender required to be designated by it as such in such Lender's Administrative Questionnaire or in connection with an Assignment and Assumption, or such other office as may be otherwise designated in writing from time to time by such Lender to IPC Holdings and the Administrative Agent; provided that such Lender shall be required to so designate each office from which a Loan or Letter of Credit is made or maintained or at which books and records relating to a Loan or Letter of Credit is kept. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans and Letters of Credit, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

     "Letter of Credit" means any standby letter of credit Issued hereunder as a Tranche 1 Letter of Credit or a Tranche 2 Letter of Credit, whether Issued as a Syndicated Letter of Credit or Participated Letter of Credit, and "Letters of Credit" means all of the foregoing.

     "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, such Letter of Credit and any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit.

     "Letter of Credit Exposure" means, collectively, the Tranche 1 Letter of Credit Exposure and the Tranche 2 Letter of Credit Exposure applicable to any Lender or the Fronting Bank.

     "Letter of Credit Notice" means a Syndicated Letter of Credit Notice or a Participated Letter of Credit Notice, as the context may require.

     "LIBOR Loan" means, at any time, any Loan that bears interest at such time at the applicable Adjusted LIBOR Rate.

     "LIBOR Rate" means, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest (rounded upward, if necessary, to the nearest 1/16 of one percentage point) appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered to first-tier banks in the London interbank Eurodollar market, in each case under
(y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of Wachovia's LIBOR Loan comprising part of such Borrowing, by (ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

     "Licenses" has the meaning given to such term in SECTION 6.5.

     "Lien" means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, Capital Lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

     "Loans" has the meaning given to such term in SECTION 3.1.

     "Losses" has the meaning given to such term in SECTION 12.1(B).

     "Margin Stock" has the meaning given to such term in Regulation U.

     "Material Adverse Effect" means a material adverse effect upon (i) the business, assets, properties, results of operations or condition (financial or otherwise) of IPC Holdings and its Subsidiaries, taken as a whole, (ii) the ability of any Credit Party to perform its payment or other material obligations under this Agreement or any of the other Credit Documents or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

     "Material Insurance Subsidiary" means each Insurance Subsidiary that is a Material Subsidiary.

     "Material Subsidiary" means each of (i) each Account Party, (ii) at the relevant time of determination, any other Subsidiary having (after the elimination of intercompany accounts) (y) in the case of a non-Insurance Subsidiary, (A) assets constituting at least 10% of the total assets of IPC Holdings and its Subsidiaries on a consolidated basis, (B) revenues for the four quarters most recently ended constituting at least 10% of the total revenues of IPC Holdings and its Subsidiaries on a consolidated basis, or (C) Net Income for the four quarters most recently ended constituting at least 10% of the Consolidated Net Income of IPC Holdings and its Subsidiaries, in each case determined in accordance with GAAP as of the date of the GAAP financial statements most recently delivered under SECTION 7.1 prior to such time (or, with regard to determinations at any time prior to the initial delivery of financial statements under SECTION 7.1, as of the date of the most recent financial statements referred to in SECTION 6.12(A)), or (z) in the case of an Insurance Subsidiary, (A) assets constituting at least 10% of the aggregate assets of all of IPC Holdings's Insurance Subsidiaries, or (B) gross written premiums for the four quarters most recently ended (or, if not readily available, the fiscal year most recently ended) constituting at least 10% of the aggregate gross written premiums (without duplication) of all of IPC Holdings's Insurance Subsidiaries, in each case determined in accordance with SAP as of the date of the statutory financial statements most recently delivered under SECTION 7.1(B) prior to such time (or, with regard to determinations at any time prior to the initial delivery of financial statements under SECTION 7.1(B), as of the date of the most recent financial statements referred to in SECTION 6.12(B)) and
(iii) any Subsidiary that has any of the foregoing as a Subsidiary.

     "Moody's" means Moody's Investors Service, Inc., and its successors and assigns.

     "NAIC" means the National Association of Insurance Commissioners and any successor thereto.

     "NAIC Approved Bank List" has the meaning set forth in the definition of "NAIC-Approved Lender".

     "NAIC-Approved Lender" means any Lender listed on the most current "Bank List" of banks approved by the Securities Valuation Office of the NAIC (the "NAIC Approved Bank List") and acting through the branch so listed.

     "Net Income" means, with respect to any Person for any period, the net income (or loss) determined in accordance with GAAP.

     "Non-NAIC Lender" has the meaning given to such term in SECTION 4.1(H).

     "Notes" means, with respect to any Tranche 1 Lender requesting the same, the promissory note of IPC Holdings in favor of such Tranche 1 Lender evidencing the Loans made by such Tranche 1 Lender to IPC Holdings pursuant to SECTION 3.1, in substantially the form of EXHIBIT A, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Notice of Borrowing" has the meaning given to such term in SECTION 3.2(B).

     "Notice of Conversion/Continuation" has the meaning given to such term in
SECTION 3.10(B).

     "Notice of Non-Extension" has the meaning given to such term in SECTION 4.1(C).

     "Obligations" means all principal of and interest (including interest accruing after the filing of a petition or commencement of a case by or with respect to any Credit Party seeking relief under any applicable federal, state and foreign laws pertaining to bankruptcy, reorganization, examinership, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding) on the Loans and Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by any Credit Party to the Administrative Agent, any Lender, any Issuing Bank or any other Person entitled thereto, under this Agreement or any of the other Credit Documents, in each case whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, and whether existing by contract, operation of law or otherwise.

     "OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control, and any successor thereto.

     "Other Taxes" means all present or future stamp or documentary taxes or duties or any excise or property taxes, charges or similar levies or duties arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

     "Participant" has the meaning given to such term in SECTION 12.6(D).

     "Participated Letter of Credit Notice" has the meaning given to such term in SECTION 4.2(B).

     "Participated Letters of Credit" means (a) Letters of Credit issued by the Fronting Bank under SECTION 4.2(A) and (b) the Existing Letters of Credit.

     "Participated Reimbursement Obligation" has the meaning given to such term in SECTION 4.2(E).

     "PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Payment Office" means the office of the Administrative Agent designated on
SCHEDULE 1.1(A) under the heading "Instructions for wire transfers to the Administrative Agent," or such other office as the Administrative Agent may designate to the Lenders and the Credit Parties for such purpose from time to time.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto.

     "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:
(i) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under

SECTION 7.5; (ii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP or SAP, as appropriate; (iii) pledges or deposits to secure obligations under workers' compensation, unemployment, old-age pensions, retirement benefits laws or similar legislation or to secure public or statutory obligations; (iv) zoning restrictions, easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (v) lease deposits; (vi) Liens arising by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or other similar rights or remedies existing solely with respect to cash and Cash Equivalents on deposit pursuant to standard banking arrangements to the extent not prohibited by the terms of any Credit Document and (vii) Liens in existence on the Effective Date and set forth on SCHEDULE 8.3 (other than the Liens permitted under SECTION 9.3(C)) under the heading of "Permitted Liens", and any extensions, renewals or replacements thereof; provided that any such extension, renewal or replacement Lien shall secure only those obligations that it secures on the date hereof (and any renewals, replacements, refinancings or extensions of such obligations that do not increase the outstanding principal amount thereof).

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Primary Policies" means any insurance policies issued by an Insurance Subsidiary.

     "Private Act" means separate legislation enacted in Bermuda with the intention that such legislation apply solely and specifically to any Credit Party, in whole or in part.

     "Ratable Share" means, with respect to any Lender, such Lender's Tranche 1 Ratable Share or Tranche 2 Ratable Share, as the context may require.

     "Register" has the meaning given to such term in SECTION 12.6(C).

     "Regulations D, T, U and X" means Regulations D, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

     "Reimbursement Obligations" means the obligation of the applicable Account Party to reimburse the applicable Issuing Banks for any payment made by such Issuing Banks under any Letter of Credit, together with interest thereon payable as provided herein.

     "Reinsurance Agreement" means any agreement, contract, treaty, policy, certificate or other arrangement whereby any Insurance Subsidiary agrees to assume from or reinsure an insurer or reinsurer all or part of the liability of such insurer or reinsurer under a policy or policies of insurance issued by such insurer or reinsurer.

     "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

     "Required Lenders" means, at any time, the Lenders whose Commitments (or, after the termination of the Total Commitments, the sum of their (i) aggregate Tranche 1 Credit Exposure and (ii) the aggregate Tranche 2 Letter of Credit Exposure) represent at least a majority of the aggregate, at such time, of the Total Commitments (or, after the termination of the Total Commitments, the sum of (i) the aggregate Tranche 1 Credit Exposure and (ii) the aggregate Tranche 2 Letter of Credit Exposure); provided that the Commitment of, and the portion of the outstanding Tranche 1 Credit Exposure and Tranche 2 Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "Required Minimum Net Worth" has the meaning given to such term in SECTION 8.2.

     "Required Tranche 1 Lenders" means, at any time, the Tranche 1 Lenders whose Tranche 1 Commitments (or, after the Tranche 1 Termination Date, Tranche 1 Credit Exposure) represent at least a majority of the aggregate, at such time, of the Tranche 1 Commitments (or, after the Tranche 1 Termination Date, the aggregate Tranche 1 Credit Exposure); provided that the Tranche 1 Commitment of, and the Tranche 1 Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche 1 Lenders.

     "Required Tranche 2 Lenders" means, at any time, the Tranche 2 Lenders whose Tranche 2 Commitments (or, after the Tranche 2 Termination Date, Tranche 2 Letter of Credit Exposure) represent at least a majority of the aggregate, at such time, of the Tranche 2 Commitments (or, after the Tranche 2 Termination Date, the aggregate Tranche 2 Letter of Credit Exposure); provided that the Tranche 2 Commitment of, and the Tranche 2 Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche 2 Lenders.

     "Requirement of Law" means, with respect to any Person, any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Reserve Requirement" means, with respect to any Interest Period, the reserve percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to Wachovia under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

     "Responsible Officer" means, with respect to any Credit Party, the President, the Chief Executive Officer, the Chief Financial Officer or Vice President & Controller of such Credit Party, and any other officer or similar official thereof responsible for the administration of the obligations of such Credit Party in respect of this Agreement or any other Credit Document.

     "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/ sanctions, or as otherwise published from time to time.

     "Sanctioned Person" means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/ enforcement/ofac/sdn, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

     "SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Insurance Regulatory Authority of its jurisdiction of domicile, consistently applied and maintained, as in effect from time to time, subject to the provisions of SECTION 2.2.

     "Security Agreement" means each Security Agreement made by an Account Party in favor of the Administrative Agent, in substantially the form of EXHIBIT F, as amended, modified, restated or supplemented from time to time.

     "Security Documents" means (i) each Security Agreement, (ii) each Custodian's Undertaking, (iii) each other security agreement executed and delivered pursuant to SECTION 7.11 and (iv) each other document, agreement, certificate, notice and/or financing statement, executed, delivered, made or filed pursuant to the terms of the documents specified in foregoing clauses (i),
(ii) and (iii).

     "Spot Rate" shall mean, with respect to any Currency other than Dollars, the rate quoted by Wachovia as the spot rate for the purchase by Wachovia of such Currency with Dollars through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. and its successors and assigns.

     "Stated Amount" means, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

     "Subsequent Borrowing" has the meaning given to such term in SECTION
3.19(D).

     "Subsidiary" means, with respect to any Person, any corporation or other Person of which more than 50% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of IPC Holdings.

     "Syndicated Letter of Credit Notice" has the meaning given to such term in
SECTION 4.1(B).

     "Syndicated Letters of Credit" means Tranche 1 Letters of Credit and/or Tranche 2 Letters of Credit, as the case may be, issued under SECTION 4.1(A).

     "Syndicated Reimbursement Obligation" has the meaning given to such term in
SECTION 4.1(F).

     "Syndication Agent" means HSBC Bank USA, N.A., in its capacity as Syndication Agent.

     "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

     "Total Capitalization" means, as of any date of determination, the sum of
(i) Consolidated Net Worth as of such date and (ii) Consolidated Indebtedness as of such date.

     "Total Commitments" means the Tranche 1 Commitments and Tranche 2 Commitments of all Lenders.

     "Total Voting Power" means, with respect to any Person, the total number of votes which may be cast in the election of directors of such Person at any meeting of stockholders of such Person if all securities entitled to vote in the election of directors of such Person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities exercisable for, exchangeable for or convertible into, such voting securities) were present and voted at such meeting (other than votes of any securities that may be cast only upon the happening of a contingency).

     "Tranche 1 Commitment" means, with respect to any Tranche 1 Lender at any time, the commitment of such Tranche 1 Lender to make Loans, to Issue and/or participate in Tranche 1 Letters of Credit in an aggregate principal amount at any time outstanding up to the amount set forth opposite such Lender's name on
SCHEDULE 1.1(A) under the caption "Tranche 1 Commitment", or, if such Tranche 1 Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Tranche 1 Lender at such time in the Register maintained by the Administrative Agent pursuant to SECTION 12.6(C) as such Tranche 1 Lender's "Tranche 1 Commitment", as such amount may be reduced, increased or terminated at or prior to such time pursuant to the terms hereof.

     "Tranche 1 Commitment Fee" has the meaning given to such term in SECTION 3.9(B).

     "Tranche 1 Credit Exposure" means, with respect to any Tranche 1 Lender at any time, the sum of (i) the aggregate principal amount of all Loans made by such Tranche 1 Lender that are outstanding at such time and (ii) such Tranche 1 Lender's Tranche 1 Letter of Credit Exposure at such time.

     "Tranche 1 Credit Extension" means each of the following: (i) a Borrowing of Loans and (ii) the Issuance of any Tranche 1 Letter of Credit.

     "Tranche 1 Lender" means any Lender having a Tranche 1 Commitment (or, after the Tranche 1 Commitments have terminated, any Lender holding outstanding Loans or Tranche 1 Letter of Credit Exposure).

     "Tranche 1 Letters of Credit" means each of the following: (i) any Syndicated Letter of Credit Issued by the Tranche 1 Lenders and (ii) any Participated Letter of Credit Issued by the Fronting Bank in which the Tranche 1 Lenders have a participation interest.

     "Tranche 1 Letter of Credit Exposure" means, at any time for each Tranche 1 Lender, such Tranche 1 Lender's Tranche 1 Ratable Share of the sum of (i) the aggregate Stated Amount of all outstanding Tranche 1 Letters of Credit and (ii) the aggregate amount of all outstanding Tranche 1 Reimbursement Obligations at such time.

     "Tranche 1 Letter of Credit Fee" has the meaning given to such term in
SECTION 3.9(D).

     "Tranche 1 Maturity Date" means the fifth anniversary of the Effective
Date.

     "Tranche 1 Obligations" means all Obligations owing to any Tranche 1 Lender or the Fronting Bank in respect of Loans and Tranche 1 Letters of Credit.

     "Tranche 1 Ratable Share" of any amount means, at any time for each Tranche 1 Lender, a percentage obtained by dividing such Tranche 1 Lender's Tranche 1 Commitment at such time by the aggregate Tranche 1 Commitments then in effect, provided that, if the Tranche 1 Termination Date has occurred, the Tranche 1 Ratable Share of each Tranche 1 Lender shall be determined by dividing such Tranche 1 Lender's Tranche 1 Commitment as in effect immediately prior thereto by the aggregate Tranche 1 Commitment in effect immediately prior to the Tranche 1 Termination Date (but also giving effect to any subsequent assignments).

     "Tranche 1 Reimbursement Obligations" means, collectively, Syndicated Reimbursement Obligations and Participated Reimbursement Obligations relating to Tranche 1 Letters of Credit.

     "Tranche 1 Termination Date" means the Tranche 1 Maturity Date or such earlier date of termination of the Tranche 1 Commitments pursuant to SECTION 3.5 or SECTION 10.2.

     "Tranche 1 Utilization Fee" has the meaning given to such term in SECTION 3.9(C).

     "Tranche 2 Commitment" means, with respect to any Tranche 2 Lender at any time, the commitment of such Tranche 2 Lender to Issue and/or participate in Tranche 2 Letters of Credit in an aggregate principal amount at any time outstanding up to the amount set forth opposite such Lender's name on SCHEDULE 1.1(A) under the caption "Tranche 2 Commitment", or, if such Tranche 2 Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Tranche 2 Lender at such time in the Register maintained by the Administrative Agent pursuant to SECTION 12.6(C) as such Tranche 2 Lender's "Tranche 2 Commitment," as such amount may be reduced, increased or terminated at or prior to such time pursuant to the terms hereof.

     "Tranche 2 Commitment Fee" has the meaning given to such term in SECTION 3.9(E).

     "Tranche 2 Lender" means any Lender having a Tranche 2 Commitment (or, after the Tranche 2 Commitments have terminated, any Lender holding outstanding Tranche 2 Letter of Credit Exposure).

     "Tranche 2 Letters of Credit" means each of the following: (i) any Syndicated Letter of Credit Issued by the Tranche 2 Lenders, (ii) any Participated Letter of Credit Issued by the Fronting Bank in which the Tranche 2 Lenders have a participation interest and (iii) the Existing Letters of Credit.

     "Tranche 2 Letter of Credit Exposure" means, at any time for each Tranche 2 Lender, such Tranche 2 Lender's Tranche 2 Ratable Share of the sum of (i) the aggregate Stated Amount of all outstanding Tranche 2 Letters of Credit and (ii) the aggregate amount of all outstanding Tranche 2 Reimbursement Obligations.

     "Tranche 2 Letter of Credit Fee" has the meaning given to such term in
SECTION 3.9(F).

     "Tranche 2 Maturity Date" means the fifth anniversary of the Effective
Date.

     "Tranche 2 Obligations" means all Obligations owing to any Tranche 2 Lender or the Fronting Bank in respect of Tranche 2 Letters of Credit.

     "Tranche 2 Ratable Share" of any amount means, at any time for each Tranche 2 Lender, a percentage obtained by dividing such Tranche 2 Lender's Tranche 2 Commitment at such time by the aggregate Tranche 2 Commitments then in effect, provided that, if the Tranche 2 Termination Date has occurred, the Tranche 2 Ratable Share of each Tranche 2 Lender shall be determined by dividing such Tranche 2 Lender's Tranche 2 Commitment as in effect immediately prior thereto by the aggregate Tranche 2 Commitment in effect immediately prior to the Tranche 2 Termination Date (but also giving effect to any subsequent assignments).

     "Tranche 2 Reimbursement Obligations" means, collectively, Syndicated Reimbursement Obligations and Participated Reimbursement Obligations relating to Tranche 2 Letters of Credit.

     "Tranche 2 Termination Date" means the Tranche 2 Maturity Date or such earlier date of termination of the Tranche 2 Commitments pursuant to SECTION 3.5 or SECTION 10.2.

     "Type" means (i) with respect to a Loan, its character as a Base Rate Loan or a LIBOR Loan and (ii) with respect to a Letter of Credit, its character as a Tranche 1 Letter of Credit or a Tranche 2 Letter of Credit.

     "Unutilized Tranche 1 Commitment" means, at any time for each Tranche 1 Lender, such Lender's Tranche 1 Commitment less the sum of (i) the outstanding principal amount of Loans made by such Tranche 1 Lender and (ii) such Tranche 1 Lender's Tranche 1 Letter of Credit Exposure.

     "Unutilized Tranche 2 Commitment" means, at any time for each Tranche 2 Lender, such Lender's Tranche 2 Commitment less such Tranche 2 Lender's Tranche 2 Letter of Credit Exposure.

     "Wachovia" means Wachovia Bank, National Association, and its successors and assigns.

     "Wholly Owned" means, with respect to any Subsidiary of any Person, that 100% of the outstanding Equity Interests of such Subsidiary is owned, directly or indirectly, by such Person.

     Section 2.2 Accounting Terms; GAAP and SAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the context requires, each as in effect from time to time; provided that, if IPC Holdings notifies the Administrative Agent that the Credit Parties request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or SAP, as the case may be, or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Credit Parties that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or SAP, as the case may be, or in the application thereof, then such provision shall be interpreted on the basis of GAAP or SAP, as the case may be, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

     Section 2.3 Other Terms; Construction.

     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise,
(i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein or in any other Credit Document),
(ii) any reference herein to any Person shall be construed to include such Person's successors and assigns permitted hereunder, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     (b) All references herein to the Lenders, the Tranche 1 Lenders or the Tranche 2 Lenders or any of them shall be deemed to include the Fronting Bank unless specifically provided otherwise or unless the context otherwise requires and all references in ARTICLE III to the Lenders shall mean either the Tranche 1 Lenders or the Tranche 2 Lenders, as the case may be, (and in each case shall also include the Fronting Bank if the context includes Participated Letters of Credit) unless specifically provided otherwise or unless the context otherwise requires.

     Section 2.4 Computation of Dollar Amounts. Wherever in this Agreement an amount, such as a minimum or maximum limitation on Indebtedness permitted to be incurred or Investments permitted to be made hereunder, is expressed in Dollars, it shall be deemed to refer to the Dollar Amount thereof.

                                   ARTICLE III

                         AMOUNT AND TERMS OF THE CREDIT

     Section 3.1 Commitments.

     (a) Upon and subject to the terms and conditions hereof, (i) each Tranche 1 Lender hereby agrees from time to time on any Business Day during the Availability Period to Issue Tranche 1 Letters of Credit as Syndicated Letters of Credit for the account of any Account Party, (ii) the Fronting Bank hereby agrees from time to time on any Business Day during the Availability Period to Issue Tranche 1 Letters of Credit as Participated Letters of Credit for the account of any Account Party, and each Tranche 1 Lender hereby agrees to purchase participations in the obligations of the Fronting Bank under Tranche 1 Letters of Credit issued as Participated Letters of Credit and (iii) each Tranche 1 Lender hereby agrees to make loans (each, a "Loan," and collectively, the "Loans") to IPC Holdings from time to time on any Business Day during the period from and including the Effective Date to but not including the Tranche 1 Termination Date; provided that no Tranche 1 Lender shall be obligated to make or participate in any Tranche 1 Credit Extension if, immediately after giving effect thereto, (x) the Tranche 1 Credit Exposure of any Tranche 1 Lender would exceed its Tranche 1 Commitment at such time, (y) the aggregate Tranche 1 Credit Exposure would exceed the aggregate Tranche 1 Commitments at such time or (z) with respect to any Tranche 1 Credit Extension constituting the Issuance of Tranche 1 Letters of Credit, the applicable conditions in SECTION 4.4 are not satisfied. Within the foregoing limits, and subject to and on the terms and conditions hereof, IPC Holdings may borrow, repay and reborrow Loans, and the Account Parties may obtain Tranche 1 Letters of Credit on a revolving basis to replace Tranche 1 Letters of Credit that have expired or that have been drawn upon and reimbursed.

     (b) Upon and subject to the terms and conditions hereof, (i) each Tranche 2 Lender hereby agrees from time to time on any Business Day during the Availability Period to Issue Tranche 2 Letters of Credit as Syndicated Letters of Credit for the account of any Account Party and (ii) the Fronting Bank hereby agrees from time to time on any Business Day during the Availability Period to Issue Tranche 2 Letters of Credit as Participated Letters of Credit for the account of any Account Party, and each Tranche 2 Lender hereby agrees to purchase participations in the obligations of the Fronting Bank under Tranche 2 Letters of Credit issued as Participated Letters of Credit; provided that no Tranche 2 Lender shall be obligated to Issue or participate in any Tranche 2 Letter of Credit if, immediately after giving effect thereto, (w) the Tranche 2 Letter of Credit Exposure of any Tranche 2 Lender would exceed its Tranche 2 Commitment at such time, (x) the aggregate Tranche 2 Letter of Credit Exposure would exceed the aggregate Tranche 2 Commitments at such time, (y) the sum of the aggregate Tranche 2 Letter of Credit Exposure attributable to such Account Party on whose account the Tranche 2 Letter of Credit is being issued exceeds the Borrowing Base of such Account Party at such time or (z) the applicable conditions in SECTION 4.4 are not satisfied. Within the foregoing limits, and subject to and on the terms and conditions hereof, the Account Parties may obtain Tranche 2 Letters of Credit on a revolving basis to replace Tranche 2 Letters of Credit that have expired or that have been drawn upon and reimbursed.

     Section 3.2 Borrowings.

     (a) The Loans shall, at the option of IPC Holdings and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans, provided that all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type.

     (b) In order to make a Borrowing (other than Borrowings involving continuations or conversions of outstanding Loans, which shall be made pursuant to SECTION 3.10), IPC Holdings will give the Administrative Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to each Borrowing of LIBOR Loans and not later than 10:00 a.m., Charlotte time, on the same Business Day prior to each Borrowing of Base Rate Loans. Each such notice (each, a "Notice of Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT B-1 and shall specify (1) the aggregate principal amount and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (3) the requested Borrowing Date, which shall be a Business Day. Upon its receipt of a Notice of Borrowing, the Administrative Agent will promptly notify each Tranche 1 Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:

          (i) each Borrowing of Base Rate Loans shall be in a principal amount not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, and each Borrowing of LIBOR Loans shall be in a principal amount not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (or, in each case if less than the minimum amount, in the amount of the aggregate Unutilized Tranche 1 Commitments);

          (ii) if IPC Holdings shall have failed to designate the Type of Loans in a Notice of Borrowing, then the Loans shall be made as Base Rate Loans; and

          (iii) if IPC Holdings shall have failed to specify an Interest Period to be applicable to any Borrowing of LIBOR Loans, then IPC Holdings shall be deemed to have selected an Interest Period of one month.

     (c) Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each Tranche 1 Lender will make available to the Administrative Agent at the Payment Office an amount, in Dollars and in immediately available funds, equal to its Tranche 1 Ratable Share of such requested Borrowing as its Loan or Loans. As promptly as practicable, upon satisfaction of the applicable conditions set forth in SECTION
5.2 (and, if such Borrowing is to occur on the Effective Date, SECTION 5.1), the Administrative Agent shall make all funds so received available to IPC Holdings in like funds as received by the Administrative Agent in accordance with SECTION 3.3(A).

     Section 3.3 Disbursements; Funding Reliance; Domicile of Loans.

     (a) IPC Holdings hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing it makes in accordance with the terms of any written instructions from any Authorized Officer of IPC Holdings; provided that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. IPC Holdings may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

     (b) Unless the Administrative Agent shall have received notice from a Tranche 1 Lender prior to the proposed date of any Borrowing that such Tranche 1 Lender will not make available to the Administrative Agent its Tranche 1 Ratable Share of such Borrowing, the Administrative Agent may assume that such Tranche 1 Lender has made such share available on such date in accordance with SECTION 3.2 and may (but shall not be so required to), in reliance thereon, make available to IPC Holdings a corresponding amount. In such event, if a Tranche 1 Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Tranche 1 Lender and IPC Holdings severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to IPC Holdings to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Tranche 1 Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by IPC Holdings, the Base Rate. If IPC Holdings and such Tranche 1 Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to IPC Holdings the amount of such interest paid by IPC Holdings for such period. If such Tranche 1 Lender pays its Tranche 1 Ratable Share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Tranche 1 Lender's Loan included in such Borrowing. Any payment by IPC Holdings shall be without prejudice to any claim it may have against a Tranche 1 Lender that shall have failed to make such payment to the Administrative Agent.

     (c) Each Tranche 1 Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of IPC Holdings to repay such Loan to or for the account of such Tranche 1 Lender in accordance with the terms of this Agreement.

     (d) The obligations of the Lenders hereunder to make Loans, to make L/C Disbursements in respect of Syndicated Letters of Credit, to fund participations in Participated Letters of Credit and to make payments pursuant to SECTION 12.1 are several and not joint. The failure of any Lender to make any such Loan, to make any such L/C Disbursement, to fund any such participation or to make any such payment on any date shall not relieve any other Lender of its corresponding obligation, if any, hereunder to do so on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan, to make its L/C Disbursement, purchase its participation or to make any such payment required hereunder.

     Section 3.4 Evidence of Debt; Notes.

     (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of IPC Holdings to the applicable Lending Office of such Lender resulting from the Credit Extensions made by such Lending Office of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Office of such Tranche 1 Lender in respect of its Loans from time to time under this Agreement.

     (b) The Administrative Agent shall maintain the Register pursuant to
SECTION 12.6(C), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each such Loan, the Type of each such Loan and the Interest Period applicable thereto, (ii) the date and amount of each applicable L/C Disbursement made under a Letter of Credit, (iii) the amount of any principal or interest due and payable or to become due and payable from IPC Holdings to each Tranche 1 Lender hereunder in respect of each such Loan, (iv) the amount of any Reimbursement Obligation or interest due and payable or to become due and payable from any Account Party to each Lender and the Fronting Bank and (v) the amount of any sum received by the Administrative Agent hereunder from the applicable Credit Party and each Lender's Ratable Share thereof.

     (c) The entries made in the Register and subaccounts maintained pursuant to
SECTION 3.4(B) (and, if consistent with the entries of the Administrative Agent, the accounts maintained pursuant to SECTION 3.4(A)) shall be conclusive evidence of the existence and amounts of the obligations of the applicable Credit Party therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of any Credit Party to repay (with applicable interest) its Obligations under this Agreement.

     (d) The Loans made by each Tranche 1 Lender shall, if requested by the applicable Tranche 1 Lender (which request shall be made to the Administrative Agent), be evidenced by a Note appropriately completed in substantially the form of EXHIBIT A, executed by IPC Holdings and payable to the order of such Tranche 1 Lender. Each Note shall be entitled to all of the benefits of this Agreement and the other Credit Documents and shall be subject to the provisions hereof and thereof.

     Section 3.5 Termination and Reduction of Commitments.

     (a) The aggregate Tranche 1 Commitments shall be automatically and permanently terminated on the Tranche 1 Termination Date, and the aggregate Tranche 2 Commitments shall be automatically and permanently terminated on the Tranche 2 Termination Date.

     (b) At any time and from time to time after the date hereof, upon not less than three (3) Business Days' prior written notice to the Administrative Agent, IPC Holdings may terminate in whole or reduce in part the aggregate Unutilized Tranche 1 Commitments; provided that any such partial reduction shall be in an aggregate amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, and applied ratably among the Tranche 1 Lenders according to their respective Tranche 1 Commitments. The amount of any termination or reduction made under this SECTION 3.5(B) may not thereafter be reinstated.

     (c) At any time and from time to time after the date hereof, upon not less than three (3) Business Days' prior written notice to the Administrative Agent, IPC Holdings may terminate in whole or reduce in part the aggregate Unutilized Tranche 2 Commitments; provided that any such partial reduction shall be in an aggregate amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, and applied ratably among the Tranche 2 Lenders according to their respective Tranche 2 Commitments. The amount of any termination or reduction made under this SECTION 3.5(C) may not thereafter be reinstated.

     (d) All fees accrued in respect of the Unutilized Tranche 1 Commitments or the Unutilized Tranche 2 Commitments until the effective date of any termination thereof shall be paid on the effective date of such termination.

     Section 3.6 Mandatory Payments and Prepayments.

     (a) Except to the extent due or paid sooner pursuant to the provisions hereof, IPC Holdings shall repay to the Lenders on the Tranche 1 Maturity Date the aggregate outstanding principal amount of the Loans.

     (b) If on any date the aggregate Tranche 1 Credit Exposure shall exceed the aggregate Tranche 1 Commitments (after giving effect to any concurrent termination or reduction thereof), IPC Holdings will immediately on such date prepay the outstanding principal amount of the Loans in the amount of such excess; provided that, to the extent such excess amount is greater than the aggregate principal amount of Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in IPC Holdings' Cash Collateral Account as cover for the aggregate Tranche 1 Letter of Credit Exposure of the Credit Parties, as more particularly described in SECTION 4.8, and thereupon such cash shall be deemed to reduce the aggregate Tranche 1 Letter of Credit Exposure by an equivalent amount.

     (c) If on any date, the aggregate Tranche 2 Letter of Credit Exposure shall exceed the aggregate Tranche 2 Commitments (after giving effect to any concurrent termination or reduction thereof), each Account Party shall within one Business Day pay or deliver to the Administrative Agent an amount of cash or Cash Equivalents in an aggregate amount equal to its pro rata portion of the amount of such excess, with any such cash or Cash Equivalents retained by the Administrative Agent and held in such Account Party's Cash Collateral Account as cover for the aggregate Tranche 2 Letter of Credit Exposure of such Account Party, as more particularly described in SECTION 4.8, and thereupon such cash or Cash Equivalents shall be deemed to reduce the aggregate Tranche 2 Letter of Credit Exposure by an equivalent amount.

     (d) If on any date, the aggregate Tranche 2 Letter of Credit Exposure attributable to any Account Party exceeds the Borrowing Base of such Account Party, such Account Party shall within one Business Day deposit Eligible Collateral into its Collateral Account or reduce its Tranche 2 Obligations, or a combination of the foregoing, in an amount sufficient to eliminate such excess.

     Section 3.7 Voluntary Prepayments.

     (a) At any time and from time to time, IPC Holdings may prepay its Loans, in whole or in part, together with accrued interest to the date of prepayment, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Administrative Agent not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to each intended prepayment of LIBOR Loans and one (1) Business Day prior to each intended prepayment of Base Rate Loans; provided that (i) each partial prepayment shall be in a principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under SECTION 3.17 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind IPC Holdings to make such prepayment on the terms specified therein. Loans prepaid pursuant to this SECTION 3.7(A) may be reborrowed, subject to the terms and conditions of this Agreement. In the event the Administrative Agent receives a notice of prepayment under this Section, the Administrative Agent will give prompt notice thereof to the Tranche 1 Lenders; provided that if such notice has also been furnished to the Tranche 1 Lenders, the Administrative Agent shall have no obligation to notify the Tranche 1 Lenders with respect thereto.

     (b) Each prepayment of the Loans made pursuant to this SECTION 3.7 shall be applied among the Tranche 1 Lenders in accordance with their respective Tranche 1 Ratable Share.

     Section 3.8 Interest.

     (a) Subject to the provisions of SECTION 3.8(B), each Loan shall bear interest on the outstanding principal amount thereof, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

     (b) Upon the occurrence and during the continuance of a Default or an Event of Default under SECTION 10.1(A), SECTION 10.1(G) or SECTION 10.1(H), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans, all Reimbursement Obligations (to the extent not already bearing an additional 2% per annum pursuant to SECTION 4.6) and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of interest, fees and other amounts for which no rate is provided hereunder, at the Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against any Credit Party of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

     (c) Accrued (and theretofore unpaid) interest in respect of any Loan shall be payable as follows:

          (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof prepaid prior to the Tranche 1 Termination Date pursuant to
     SECTION 3.6 or SECTION 3.7), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Effective Date; provided, that in the event the Loans are repaid or prepaid in full and the Tranche 1 Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

          (ii) in respect of each LIBOR Loan, in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (iv) in the definition of "Interest Period") and (z) in addition, in the case of an Interest Period of six months or longer, on the date occurring three months after the first day of such Interest Period; provided, that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

          (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

     (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

     (e) The Administrative Agent shall promptly notify IPC Holdings and the Tranche 1 Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Administrative Agent to provide IPC Holdings or the Tranche 1 Lenders with any such notice shall neither affect any obligations of IPC Holdings or the Tranche 1 Lenders hereunder nor result in any liability on the part of the Administrative Agent to IPC Holdings or any Tranche 1 Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

     Section 3.9 Fees. IPC Holdings agrees to pay on behalf of itself and the other Credit Parties:

     (a) To Wachovia Capital Markets, LLC and Wachovia, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter;

     (b) To the Administrative Agent, for the account of each Tranche 1 Lender, a commitment fee (the "Tranche 1 Commitment Fee") for each calendar quarter (or portion thereof) at a per annum rate equal to the Applicable Percentage in effect for such fee from time to time during such quarter on such Tranche 1 Lender's Tranche 1 Ratable Share of the average daily aggregate Unutilized Tranche 1 Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Effective Date through the Tranche 1 Termination Date, and (ii) on the Tranche 1 Termination Date. If there is any change in the Applicable Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect;

     (c) To the Administrative Agent, for the account of each Tranche 1 Lender, a utilization fee (the "Tranche 1 Utilization Fee") payable for each day the aggregate outstanding principal amount of Loans made by Tranche 1 Lenders is greater than $125,000,000, including at any time during which one or more of the conditions in SECTION 5.2 is not met. The Tranche 1 Utilization Fee shall be computed at a per annum rate equal to 0.10% on such Tranche 1 Lender's Tranche 1 Ratable Share of the average daily aggregate outstanding principal amount of the Loans made by the Tranche 1 Lenders. The Tranche 1 Utilization Fee shall be due and payable quarterly in arrears (i) on the last Business Day of each calendar quarter, commencing with the first such date to occur after the Effective Date through the Final Expiry Date and (ii) on the Final Expiry Date. If there is any change in the Applicable Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect;

     (d) To the Administrative Agent, for the account of each Tranche 1 Lender, a letter of credit fee (the "Tranche 1 Letter of Credit Fee") for each calendar quarter (or portion thereof) in respect of all Tranche 1 Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Percentage in effect for such fee from time to time during such quarter, on such Tranche 1 Lender's Tranche 1 Ratable Share of the average daily aggregate Stated Amount of such Tranche 1 Letters of Credit. The Tranche 1 Letter of Credit Fee shall be due and payable quarterly in arrears (i) on the last Business Day of each calendar quarter, commencing with the first such date to occur after the Effective Date through the Final Maturity Date and (ii) on the Final Maturity Date. If there is any change in the Applicable Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable

Percentage separately for each period during such quarter that such Applicable Percentage was in effect;

     (e) To the Administrative Agent, for the account of each Tranche 2 Lender, a commitment fee (the "Tranche 2 Commitment Fee") for each calendar quarter (or portion thereof) at a per annum rate of 0.08% on such Tranche 2 Lender's Tranche 2 Ratable Share of the average daily aggregate Unutilized Tranche 2 Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Effective Date through the Tranche 2 Termination Date, and (ii) on the Tranche 2 Termination Date;

     (f) To the Administrative Agent, for the account of each Tranche 2 Lender, a letter of credit fee (the "Tranche 2 Letter of Credit Fee") for each calendar quarter (or portion thereof) in respect of all Tranche 2 Letters of Credit outstanding during such quarter, at a per annum rate equal to 0.25% on such Tranche 2 Lender's Tranche 2 Ratable Share of the average daily aggregate Stated Amount of such Tranche 2 Letters of Credit. The Tranche 2 Letter of Credit Fee shall be due and payable quarterly in arrears (i) on the last Business Day of each calendar quarter, commencing with the first such date to occur after the Effective Date through the Final Maturity Date and (ii) on the Final Maturity Date; and

     (g) To the Administrative Agent and the Fronting Banks, each for their own accounts, with respect to the Issuance of each Letter of Credit hereunder, such reasonable fees and expenses as the Administrative Agent or the Fronting Banks, as the case may be, customarily require in connection with the issuance, amendment, transfer, negotiation, processing and/or administration of letters of credit.

     Section 3.10 Conversions and Continuations.

     (a) IPC Holdings may elect (i) to convert all or a portion of the outstanding principal amount of any of its Base Rate Loans into LIBOR Loans, or to convert any of its LIBOR Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) upon the expiration of any Interest Period, to continue all or a portion of the outstanding principal amount of any of its LIBOR Loans the Interest Periods for which end on the same day for an additional Interest Period, provided that (x) any such conversion of LIBOR Loans into Base Rate Loans shall be in a principal amount not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; any such conversion of Base Rate Loans of the same Borrowing into, or continuation of LIBOR Loans shall be in a principal amount not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans of the same Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (y) except as otherwise provided in SECTION 3.15(F), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, IPC Holdings will pay, upon such conversion, all amounts required under SECTION 3.17 to be paid as a consequence thereof) and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

     (b) IPC Holdings must give the Administrative Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and one (1) Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of EXHIBIT B-2 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Tranche 1 Lender of the proposed conversion or continuation. In the event that IPC Holdings shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any of its outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event that IPC Holdings shall have failed to specify an Interest Period to be applicable to any conversion into, or continuation of, its LIBOR Loans, then IPC Holdings shall be deemed to have selected an Interest Period of one month.

     Section 3.11 Method of Payments; Computations; Apportionment of Payments.

     (a) All payments by the Credit Parties hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or under SECTIONS 3.15,
3.16 or 3.17, or otherwise) shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment (except as otherwise expressly provided herein as to payments required to be made directly to the Fronting Bank, the Administrative Agent or the Lenders) at the Payment Office, prior to 12:00 noon, Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of clause (iv) in the definition of "Interest Period" are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

     (b) The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's Ratable Share of such payment, and
(ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its Ratable Share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Administrative Agent shall not have made a required distribution to the relevant Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its Ratable Share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Administrative Agent until the date repaid to such Lender. The Administrative Agent will distribute to the Fronting Bank like amounts relating to payments made to the Administrative Agent for the account of the Fronting Bank in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

     (c) Unless the Administrative Agent shall have received notice from the applicable Credit Party prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the Fronting Bank hereunder that such Credit Party will not make such payment, the Administrative Agent may assume that such Credit Party has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the Fronting Bank, as the case may be, the amount due. In such event, if such Credit Party has not in fact made such payment, then each of the relevant Lenders or the Fronting Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Fronting Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     (d) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of
(i) in the case of interest on Base Rate Loans, 365/366 days, as the case may be, or (ii) in all other instances, 360 days; and in each case under (i) and
(ii) above, with regard to the actual number of days (including the first day, but excluding the last day) elapsed.

     (e) Notwithstanding any other provision of this Agreement or any other Credit Document to the contrary, all amounts collected or received by the Administrative Agent or any Lender after acceleration of the Loans pursuant to
SECTION 10.2 (other than any sale of, collection from or other realization upon all or any part of the Collateral which shall be governed by the Security Agreement) pursuant to the exercise by the Administrative Agent of its remedies shall be applied by the Administrative Agent as follows:

          (i) first, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' and consultants' fees irrespective of whether such fees are allowed as a claim after the occurrence of a Bankruptcy Event) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

          (ii) second, to the payment of any fees owed to the Administrative Agent and the Fronting Bank hereunder or under any other Credit Document;

          (iii) third, to the payment of all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' and consultants' fees irrespective of whether such fees are allowed as a claim after the occurrence of a

     Bankruptcy Event) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;

          (iv) fourth, to the payment of all of the Obligations consisting of accrued fees and interest (including, without limitation, fees incurred and interest accruing at the then applicable rate after the occurrence of a Bankruptcy Event irrespective of whether a claim for such fees incurred and interest accruing is allowed in such proceeding);

          (v) fifth, to the payment of the outstanding principal amount of the Obligations (including the payment of any outstanding Reimbursement Obligations and the obligation to cash collateralize Letter of Credit Exposure);

          (vi) sixth, to the payment of all other Obligations and other obligations that shall have become due and payable under the Credit Documents or otherwise and not repaid; and

          (vii) seventh, to the payment of the surplus (if any) to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category, (y) all amounts shall be apportioned ratably among the Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively pursuant to clauses (iii) through (vii) above, and (z) to the extent that any amounts available for distribution pursuant to clause (v) above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent to cash collateralize Letter of Credit Exposure pursuant to
SECTION 4.8.

     Section 3.12 Recovery of Payments.

     (a) The Credit Parties agree that to the extent any Credit Party makes a payment or payments to or for the account of the Administrative Agent, any Lender or the Fronting Bank, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state, federal or foreign law, common law or equitable cause (whether as a result of any demand, settlement, litigation or otherwise), then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

     (b) If any amounts distributed by the Administrative Agent to any Lender or the Fronting Bank are subsequently returned or repaid by the Administrative Agent to the applicable Credit Party, its representative or successor in interest, or any other Person, whether by court order, by settlement approved by such Lender or the Fronting Bank, or pursuant to applicable Requirements of Law, such Lender or the Fronting Bank will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount. If any such amounts are recovered by the Administrative Agent from such Credit Party, its representative or successor in interest or such other Person, the Administrative Agent will redistribute such amounts to the Lenders or the Fronting Bank on the same basis as such amounts were originally distributed.

     Section 3.13 Use of Loan Proceeds. The proceeds of the Loans shall be used by IPC Holdings to provide for its working capital, liquidity needs and general corporate purposes and those of its Subsidiaries from time to time.

     Section 3.14 Pro Rata Treatment.

     (a) All fundings, continuations and conversions of Loans shall be made by the Tranche 1 Lenders pro rata on the basis of their respective Tranche 1 Ratable Share or on the basis of their respective outstanding Loans (in the case of continuations and conversions of Loans pursuant to SECTION 3.10), as the case may be from time to time.

     (b) All payments from or on behalf of each Credit Party on account of any Obligations of such Credit Party shall be apportioned ratably among the Lenders based upon their respective share, if any, of the Obligations with respect to which such payment was received.

     (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other Obligations owing them, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by any Credit Party pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Reimbursement Obligations to any assignee or participant, other than to any Credit Party or any Subsidiary thereof (as to which the provisions of this SECTION 3.14(C) shall apply). Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this SECTION 3.14(C) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this SECTION 3.14(C) to share in the benefits of any recovery on such secured claim.

     Section 3.15 Increased Costs; Change in Circumstances; Illegality.

     (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except the Reserve Requirement reflected in the LIBOR Rate) or the Fronting Bank;

          (ii) subject any Lender or the Fronting Bank to any Taxes of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender or the Fronting Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by SECTION 3.16 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Fronting Bank); or

          (iii) impose on any Lender or the Fronting Bank or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;

     and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Fronting Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Fronting Bank hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or the Fronting Bank, the applicable Credit Party will pay to such Lender or the Fronting Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Fronting Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Fronting Bank determines that any Change in Law affecting such Lender or the Fronting Bank or any Lending Office of such Lender or such Lender's or the Fronting Bank's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Fronting Bank's capital or on the capital of such Lender's or the Fronting Bank's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Lenders or the Fronting Bank, to a level below that which such Lender or such Fronting Bank or such Lender's or the Fronting Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Fronting Bank's policies and the policies of such Lender's or the Fronting Bank's holding company with respect to capital adequacy), then from time to time the applicable Credit Party will pay to such Lender or the Fronting Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company for any such reduction suffered.


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

     (c) A certificate of a Lender or the Fronting Bank setting forth the amount or amounts necessary to compensate such Lender or the Fronting Bank or its holding company, as the case may be, as specified in SECTION 3.15(A) or SECTION 3.15(B), and delivered to the applicable Credit Party shall be conclusive absent manifest error. The applicable Credit Party shall pay such Lender or the Fronting Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Fronting Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the Fronting Bank's right to demand such compensation, provided that no Credit Party shall be required to compensate a Lender or the Fronting Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the Fronting Bank, as the case may be, notifies any such Credit Party of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Fronting Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

     (e) If, on or prior to the first day of any Interest Period, (y) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or
(z) the Administrative Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify IPC Holdings and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified IPC Holdings and the Lenders.

     (f) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender determines in good faith that any Change in Law has or would have the effect of making it unlawful for such Lender or its applicable Lending Office to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and IPC Holdings. Upon such notice, (i) each of such Lender's then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice) and to the extent not


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

sooner prepaid, be converted into a Base Rate Loan, (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Administrative Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified IPC Holdings.

     Section 3.16 Taxes.

     (a) Subject to SECTION 3.16(E), any and all payments by or on account of any obligation of each Credit Party hereunder or under any other Credit Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Credit Party shall be required by applicable law to deduct or withhold any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent, Lender or Fronting Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Credit Party shall make such deductions or withholdings and (iii) the applicable Credit Party shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

     (b) Without limiting the provisions of SECTION 3.16(A), each Credit Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) (i) Subject to SECTION 3.16(E) and without duplication of any of its obligations under SECTION 12.1 or ARTICLE XII, each Credit Party shall indemnify the Administrative Agent, each Lender and the Fronting Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Fronting Bank, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability and the calculation thereof delivered to the applicable Credit Party by a Lender or the Fronting Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Fronting Bank, shall be conclusive absent manifest error.

     (ii) Failure or delay on the part of the Administrative Agent, any Lender or the Fronting Bank to demand indemnification pursuant to paragraph (i) of this
SECTION 2.16(C) shall not constitute a waiver of the Administrative Agent's, such Lender's or the Fronting Bank's right to demand such indemnification, provided that no Credit Party shall be required to indemnify the Administrative Agent, any Lender or the Fronting Bank pursuant to paragraph (i) of this SECTION 2.16(C) with respect to any Indemnified Taxes or Other Taxes incurred or accrued more than six months prior to the date that the Administrative Agent, such Lender or the Fronting Bank, as the case may be, makes demand for indemnification pursuant to paragraph (i) of this SECTION 2.16(C) (except that, if such Indemnified Taxes or Other Taxes arise from a Change in Law that is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Credit Party to a Governmental Authority, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Lender or the Fronting Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Credit Party is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Credit Document shall deliver to the applicable Credit Party (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Credit Party or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or the Fronting Bank, if requested by any Credit Party or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Credit Party or the Administrative Agent as will enable such Credit Party or the Administrative Agent to determine whether or not such Lender or the Fronting Bank is subject to backup withholding or information reporting requirements.

     Without limiting the generality of the foregoing, in the event that any Credit Party is resident for tax purposes in the United States, any Foreign Lender shall deliver to such Credit Party and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of any Credit Party or the Administrative Agent, but only if such Foreign Lender is legally entitled to do
so), whichever of the following is applicable:

          (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

          (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of any Credit Party within the meaning of Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

          (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit any Credit Party to determine the withholding or deduction required to be made.

     (f) If the Administrative Agent, any Lender or the Fronting Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts, in either case pursuant to this SECTION 3.16, it shall pay to such Credit Party an amount equal to such refund or amount recovered (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund or recovery), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Fronting Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or recovery), provided that such Credit Party, upon the request of the Administrative Agent, such Lender or the Fronting Bank, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Fronting Bank in the event the Administrative Agent, such Lender or the Fronting Bank is required to repay such refund or amount recovered to such Governmental Authority. This SECTION 3.16(F) shall not be construed to require the Administrative Agent, any Lender or the Fronting Bank to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.

     Section 3.17 Compensation. IPC Holdings will, without duplication of any of its obligations under SECTION 12.1 or ARTICLE XII, compensate each Tranche 1 Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by any Tranche 1 Lender to fund or maintain LIBOR Loans) that such Tranche 1 Lender may incur or sustain
(i) if for any reason (other than a default by such Tranche 1 Lender) a Borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of any assignment made pursuant to SECTION 3.18(A) or SECTION 3.19 or any acceleration of the maturity of the Loans pursuant to SECTION 10.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by IPC Holdings or (iv) as a consequence of any other failure by IPC Holdings to make any payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Tranche 1 Lender under this SECTION 3.17 shall be made as though such Tranche 1 Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Tranche 1 Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this SECTION
3.17. IPC Holdings shall also pay any customary administrative fees charged by such Tranche 1 Lender in connection with the foregoing. A certificate (which shall be in reasonable detail) showing the bases for the determinations set forth in this
SECTION 3.17 by any Tranche 1 Lender as to any additional amounts payable pursuant to this SECTION 3.17 shall be promptly submitted by such Tranche 1 Lender to IPC Holdings either directly or through the Administrative Agent, provided that IPC Holdings shall not be required to compensate any Tranche 1 Lender for any loss, expense and liability payable under this SECTION 3.17 incurred or accrued more than six months prior to the date that such Tranche 1 Lender makes demand for payment therefor. Determinations set forth in any such certificate made in good faith for purposes of this SECTION 3.17 of any such losses, expenses or liabilities shall be conclusive absent manifest error.

     Section 3.18 Replacement Lenders.

     (a) IPC Holdings may, at any time at its sole expense and effort, require any Lender (i) that has requested compensation from any Credit Party under
SECTION 3.15(A) or SECTION 3.15(B) or payments from any Credit Party under
SECTION 3.16, (ii) the obligation of which to make or maintain LIBOR Loans has been suspended under SECTION 3.15(F), (iii) that is a Defaulting Lender or (iv) that is a Non-NAIC Lender, in any case upon notice to such Lender and the Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by,
SECTION 12.6), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that:

          (i) the Administrative Agent shall have received the assignment fee specified in SECTION 12.6(B)(IV);

          (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, L/C Disbursements and any L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under SECTION 3.17) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or any Credit Party (in the case of all other amounts);

          (iii) no assignment pursuant to this SECTION 3.18 shall be effective until all of the then outstanding Syndicated Letters of Credit are returned by each respective beneficiary to the Administrative Agent and either cancelled and/or exchanged for new or amended Syndicated Letters of Credit which give effect to such assignment (it being understood that to the extent the respective beneficiaries do not consent to such assignment, such assignment cannot occur);

          (iv) in the case of any such assignment resulting from a request for compensation under SECTION 3.15(A) or SECTION 3.15(B) or payments required to be made pursuant to SECTION 3.16, such assignment will result in a reduction in such compensation or payments thereafter; and

          (v) such assignment does not conflict with applicable Requirements of Law.


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

     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling IPC Holdings to require such assignment and delegation cease to apply.

     (b) If any Lender requests compensation under SECTION 3.15(A) or SECTION 3.15(B), or any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
SECTION 3.16, or if any Lender gives a notice pursuant to SECTION 3.15(F), then such Lender shall use reasonable efforts to designate a different office as its Lending Office for funding or booking its Loans or L/C Disbursements hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 3.15(A), SECTION 3.15(B) or SECTION 3.16, as the case may be, in the future, or eliminate the need for the notice pursuant to SECTION 3.15(F), as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. IPC Holdings, on behalf of the applicable Credit Party, hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     Section 3.19 Increase in Commitments.

     (a) IPC Holdings shall have the right, at any time and from time to time after the Effective Date by written notice to and in consultation with the Administrative Agent, to request an increase in the Total Commitments (each such requested increase, a "Commitment Increase"), by having one or more existing Lenders increase their respective Commitments then in effect (each, and "Increasing Lender"), by adding as a Lender with a new Commitment hereunder one or more Persons that are not already Lenders (each, an "Additional Lender"), or a combination thereof; provided that (i) any such request for a Commitment Increase shall be in a minimum amount of $50,000,000 or an integral multiple of $5,000,000 in excess thereof, (ii) immediately after giving effect to any Commitment Increase, (y) the Total Commitments shall not exceed $750,000,000 and
(z) the aggregate of all Commitment Increases effected after the Effective Date shall not exceed $250,000,000, (iii) such increase shall be allocated pro rata between the Tranche 1 Commitments and Tranche 2 Commitments and (iv) no existing Lender shall be obligated to increase its Commitment as a result of any request for a Commitment Increase by IPC Holdings unless it agrees in its sole discretion to do so.

     (b) Each Additional Lender must qualify as an Eligible Assignee (the approval of which by the Administrative Agent shall not be unreasonably withheld or delayed) and IPC Holdings and each Additional Lender shall execute a Lender Joinder Agreement together with all such other documentation as the Administrative Agent and IPC Holdings may reasonably require, all in form and substance reasonably satisfactory to the Administrative Agent and IPC Holdings, to evidence the Commitment of such Additional Lender and its status as a Lender hereunder.

     (c) If the Total Commitments are increased in accordance with this Section, the Administrative Agent and IPC Holdings shall determine the effective date (the "Commitment Increase Date," which shall be a Business Day not less than thirty (30) days prior to the Commitment Termination Date) and the final allocation of such increase. The Administrative

Agent shall promptly notify IPC Holdings and the Lenders of the final allocation of such increase and the Commitment Increase Date. The Administrative Agent is hereby authorized, on behalf of the Lenders, to enter into any amendments to this Agreement and the other Credit Documents as the Administrative Agent shall reasonably deem appropriate to effect such Commitment Increase.

     (d) Notwithstanding anything set forth in this SECTION 3.19 to the contrary, no increase in the Total Commitments pursuant to this SECTION 3.19 shall be effective unless:

          (i) The Administrative Agent shall have received the following, each dated the Commitment Increase Date and in form and substance reasonably satisfactory to the Administrative Agent:

               (A) as to each Increasing Lender, evidence of its agreement to provide a portion of the Commitment Increase, and as to each Additional Lender, a duly executed joinder agreement together with all other documentation required by the Administrative Agent and IPC Holdings pursuant to SECTION 3.19(B);

               (B) an instrument, duly executed by each Credit Party, acknowledging and reaffirming its obligations under this Agreement, the Security Documents and the other Credit Documents to which it is a party and the validity and continued effect of the Liens granted in favor of the Administrative Agent thereunder;

               (C) a certificate of the secretary or an assistant secretary of each Credit Party, certifying to and attaching the resolutions adopted by the board of directors (or similar governing body) of such Credit Party approving or consenting to such Commitment Increase;

               (D) a certificate of an Authorized Officer of IPC Holdings, certifying that (y) as of the Commitment Increase Date, all representations and warranties of the Credit Parties contained in this Agreement and the other Credit Documents are true and correct in all material respects, both immediately before and after giving effect to the Commitment Increase and any Borrowings or Letters of Credit issued in connection therewith (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct in all material respects, in each case as of such date), and
          (z) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to such Commitment Increase (including any Borrowings or Letters of Credit issued in connection therewith and the application of the proceeds thereof); and

          (ii) Each outstanding Syndicated Letter of Credit shall have been exchanged for a new Syndicated Letter of Credit or amended, in each case giving effect to the Commitment Increase; and

          (iii) In the case of any Credit Extension in connection with such Commitment Increase, the conditions precedent set forth in SECTION 5.2 shall have been satisfied.

To the extent necessary to keep the outstanding Loans ratable in the event of any non-ratable increase in the aggregate Tranche 1 Commitments, on the Commitment Increase Date, (i) all then outstanding LIBOR Loans (the "Initial Loans") shall automatically be converted into Base Rate Loans, (ii) immediately after the effectiveness of the Commitment Increase, IPC Holdings shall, if it so requests, convert such Base Rate Loans into LIBOR Loans (the "Subsequent Borrowings") in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the Types and for the Interest Periods specified in a Notice of Conversion/Continuation delivered to the Administrative Agent in accordance with SECTION 3.10, (iii) each Tranche 1 Lender shall pay to the Administrative Agent in immediately available funds an amount equal to the difference, if positive, between (y) such Tranche 1 Lender's Tranche 1 Ratable Share (calculated after giving effect to the Commitment Increase) of the Subsequent Borrowings and (z) such Tranche 1 Lender's Tranche 1 Ratable Share (calculated without giving effect to the Commitment Increase) of the Initial Loans, (iv) after the Administrative Agent receives the funds specified in clause (iii) above, the Administrative Agent shall pay to each Tranche 1 Lender the portion of such funds equal to the difference, if positive, between (y) such Tranche 1 Lender's Tranche 1 Ratable Share (calculated without giving effect to the Commitment Increase) of the Initial Loans and (z) such Tranche 1 Lender's Tranche 1 Ratable Share (calculated after giving effect to the Commitment Increase) of the amount of the Subsequent Borrowings, (v) the Tranche 1 Lenders shall be deemed to hold the Subsequent Borrowings ratably in accordance with their respective Tranche 1 Commitment (calculated after giving effect to the Commitment Increase), (vi) IPC Holdings shall pay all accrued but unpaid interest on the Initial Loans to the Tranche 1 Lenders entitled thereto, and
(vii) SCHEDULE 1.1(A) shall automatically be amended to reflect the Tranche 1 Commitments of all Tranche 1 Lenders after giving effect to the Commitment Increase. The conversion of the Initial Loans pursuant to clause (i) above shall be subject to indemnification by IPC Holdings pursuant to the provisions of
SECTION 3.17 if the Commitment Increase Date occurs other than on the last day of the Interest Period relating thereto.

     Section 3.20 Additional Account Parties. IPC Holdings may from time to time after the Effective Date, with the prior written consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and upon 5 Business Days' prior written notice from IPC Holdings to the Administrative Agent (and the Administrative Agent shall promptly so notify the Lenders), designate one or more Persons as an additional Account Party, subject to the following terms and conditions:

     (a) each such Person shall be a Wholly Owned Subsidiary of IPC Holdings and organized or incorporated under the laws of a jurisdiction outside the United States;

     (b) on or prior to the date of designation, each such Person shall enter into an appropriately completed Joinder Agreement;

     (c) on or prior to the date of designation, the Administrative Agent shall have received a certificate of the secretary or an assistant secretary of such Person, in form and substance reasonably satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational documents as then currently in effect of such Person, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of incorporation or organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws or similar governing document of such Person, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such Person authorizing the execution and delivery of the Joinder Agreement and the other Credit Documents and the performance of such Person of its obligations under this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of such Person executing the Joinder Agreement or any of the other Credit Documents, and attaching all such copies of the documents described above;

     (d) on or prior to the date of designation, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the date of designation, from counsel to such Person, which opinion shall be in form and substance substantially similar to the opinions delivered to the Administrative Agent and the Lenders on the Effective Date; and

     (e) on or prior to the date of designation, the Administrative Agent shall have received such other documentation and/or certificates (including, without limitation, certificates of existence and/or good standing certificates) as the Administrative Agent may reasonably request.

     Notwithstanding the foregoing provisions of this SECTION 3.20, no Subsidiary of IPC Holdings shall become an Account Party hereunder if any Lender within 3 Business Days of its receipt from the Administrative Agent of notice of designation shall determine in good faith (and so notify IPC Holdings) that it is unlawful, or any Governmental Authority of competent jurisdiction has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Credit Extensions to such Subsidiary.

                                   ARTICLE IV

                                LETTERS OF CREDIT

     Section 4.1 Syndicated Letters of Credit.

     (a) General. Subject to the terms and conditions set forth herein, at the request of any Account Party at any time and from time to time during the Availability Period, each Tranche 1 Lender agrees to Issue Tranche 1 Letters of Credit as Syndicated Letters of Credit and each Tranche 2 Lender agrees to Issue Tranche 2 Letters of Credit as Syndicated Letters of Credit, in each case for the account of such Account Party. Each Syndicated Letter of Credit shall be substantially in the form of EXHIBIT C-1. Absent the prior written consent of each Tranche 1 Lender or Tranche 2 Lender, as the case may be, no Syndicated Letter of Credit may be Issued that would vary the several and not joint nature of the obligations of the Lenders thereunder as provided in the next succeeding sentence. Each Syndicated Letter of Credit shall be Issued by all of the Tranche 1 Lenders or Tranche 2 Lenders, as the case may be, acting through the Administrative Agent, at the time of Issuance as a single multi-bank letter of credit, but the


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

obligation of each Lender thereunder shall be several and not joint, in the amount of its Ratable Share of the Stated Amount of such Syndicated Letter of Credit.

     (b) Notice of Issuance. To request the Issuance of a Syndicated Letter of Credit, the applicable Account Party shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Administrative Agent) to the Administrative Agent (which will promptly notify the applicable Lenders and provide to such Lenders as soon as practicable a copy of the Syndicated Letter of Credit) at least five (5) Business Days in advance of the requested date of Issuance (or such shorter period as is acceptable to the Administrative Agent, including with respect to any request for the issuance of a Syndicated Letter of Credit on the Effective Date, subject to approval by the Administrative Agent) a notice in a form reasonably acceptable to the Administrative Agent (a "Syndicated Letter of Credit Notice") requesting the Issuance of a Syndicated Letter of Credit, or identifying the Syndicated Letter of Credit to be amended, renewed, extended or increased, as the case may be, and specifying the date of Issuance (which shall be a Business
Day), the date on which such Syndicated Letter of Credit is to expire (which shall comply with SECTION 4.1(C)), the amount of such Syndicated Letter of Credit, whether such Syndicated Letter of Credit is a Tranche 1 Letter of Credit or a Tranche 2 Letter of Credit, the name and address of the beneficiary thereof and the terms and conditions of (and such other information as shall be necessary to prepare, amend, renew, extend or increase, as the case may be) such Syndicated Letter of Credit, it being understood and agreed that Syndicated Letters of Credit may be extended and renewed in accordance with SECTION 4.1(C). With respect to the Issuance of any Tranche 2 Letter of Credit as a Syndicated Letter of Credit, in addition to the delivery of a Syndicated Letter of Credit Notice, the applicable Account Party shall deliver to the Administrative Agent a Borrowing Base Report not later than 11:00 a.m. Charlotte time on the Business Day immediately preceding the date on which such Syndicated Letter of Credit is to be Issued confirming that the sum of the aggregate Tranche 2 Letter of Credit Exposure attributable to such Account Party on whose account the Syndicated Letter of Credit is being Issued and after giving effect thereto does not exceed the Borrowing Base of such Account Party at such time. If requested by the Administrative Agent, each Account Party shall submit a letter of credit application on the Administrative Agent's standard form (with such changes as the Administrative Agent shall reasonably deem appropriate) in connection with any request for a Syndicated Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Account Party to, or entered into by any Account Party with, the Administrative Agent relating to any Syndicated Letter of Credit, the terms and conditions of this Agreement shall control.

     (c) Expiry Date. Each Syndicated Letter of Credit shall expire at or prior to the earlier of (i) the close of business on the date one year after the date of the issuance of such Syndicated Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), or (ii) the seventh (7th) day prior to the Final Maturity Date; provided, however, that a Syndicated Letter of Credit shall provide by its terms, and on terms acceptable to the Administrative Agent, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the Final Maturity
Date) unless and until the Administrative Agent shall have delivered prior written notice of nonrenewal to the beneficiary of such Syndicated Letter of Credit (a "Notice of Non-Extension") no later than the time specified in such Syndicated Letter of Credit. The Administrative Agent will give Notices of Non-Extension as to all outstanding Syndicated Letters of Credit if requested to do so by the Required Lenders pursuant to SECTION 10.2(E). The Administrative Agent will give Notices of Non-Extension as to all outstanding Syndicated Letters of Credit if the Commitment Termination Date has occurred. The Administrative Agent shall promptly provide a copy of any such notice to the applicable Account Party, unless prohibited by any Requirement of Law from doing so.

     (d) Obligation of Lenders. The obligation of any Lender under any Syndicated Letter of Credit shall be several and not joint and shall be in an amount equal to such Lender's Ratable Share of the aggregate Stated Amount of such Syndicated Letter of Credit at the time such Syndicated Letter of Credit is Issued, and each Syndicated Letter of Credit shall expressly so provide. No increase of Commitments under SECTION 3.19 or assignment of Commitments under
SECTION 3.18 or SECTION 12.6(B) shall change or affect the liability of any Lender under any outstanding Syndicated Letter of Credit unless such Syndicated Letters of Credit are amended subject to the express terms of this Agreement.

     (e) Issuance Administration. Each Syndicated Letter of Credit shall be executed and delivered by the Administrative Agent in the name and on behalf of, and as attorney-in-fact for, each Tranche 1 Lender or Tranche 2 Lender, as the case may be, party to such Syndicated Letter of Credit, and the Administrative Agent shall act under each Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly provide that the Administrative Agent shall act, as the agent of each such Lender to (i) execute and deliver such Syndicated Letter of Credit, (ii) receive drafts, other demands for payment and other documents presented by the beneficiary under such Syndicated Letter of Credit,
(iii) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Syndicated Letter of Credit, (iv) notify such Lenders and the applicable Account Party that a valid drawing has been made and the date that the related L/C Disbursement is to be made and (v) exercise all rights held by the issuer of a letter of credit under the documents for which such Syndicated Letter of Credit shall provide credit enhancement (or designate any Person as its representative for all such purposes under such documents); provided that the Administrative Agent shall have no obligation or liability for any L/C Disbursement under such Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly so provide. Each Lender hereby irrevocably appoints and designates the Administrative Agent as its attorney-in-fact, acting through any duly authorized officer, to execute and deliver in the name and on behalf of such Lender each Syndicated Letter of Credit to be issued by such Lender hereunder and to take such other actions contemplated by this SECTION 4.1(E). Promptly upon the request of the Administrative Agent, each Lender will furnish to the Administrative Agent such powers of attorney or other evidence as any beneficiary of any Syndicated Letter of Credit may reasonably request in order to demonstrate that the Administrative Agent has the power to act as attorney-in-fact for such Lender to execute and deliver such Syndicated Letter of Credit.

     (f) Reimbursement. Each Account Party agrees that it shall reimburse the Lenders in respect of L/C Disbursements made under any Syndicated Letter of Credit issued for such Account Party's account by paying to the Administrative Agent an amount in Dollars equal to the aggregate of the amount of each such L/C Disbursement no later than 12:00 p.m., Charlotte time, on the first Business Day after the L/C Disbursement Date (each such amount until paid together with interest thereon payable as provided in SECTION 4.6, a "Syndicated Reimbursement


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

Obligation"). Each Account Party's obligation under this SECTION 4.1(F) to reimburse each Lender with respect to its Syndicated Reimbursement Obligations shall be absolute and unconditional and subject to the provisions of SECTION 3.11(A).

     (g) Disbursement Procedures. The Administrative Agent shall, within a reasonable time following its receipt thereof (and, in any event, within any specific time in the text of the relevant Syndicated Letter of Credit), examine all documents purporting to represent a demand for payment under any Syndicated Letter of Credit. The Administrative Agent shall promptly after such examination and before such L/C Disbursement notify each applicable Lender and the applicable Account Party by telephone (confirmed by telecopy or email) of such demand for payment. With respect to any demand for payment made under a Syndicated Letter of Credit which the Administrative Agent has informed the applicable Lenders is valid, each such Lender will make an L/C Disbursement in respect of such Syndicated Letter of Credit promptly in accordance with its liability under such Syndicated Letter of Credit and this Agreement, such L/C Disbursement to be made to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such L/C Disbursement available to the beneficiary of such Syndicated Letter of Credit by promptly crediting the amounts so received, in the funds so received, to the account identified by such beneficiary in connection with such demand for such L/C Disbursement. Promptly following any L/C Disbursement by any Lender in respect of any Syndicated Letter of Credit, the Administrative Agent will notify the applicable Account Party of such L/C Disbursement; provided that any failure to give or delay in giving such notice shall not relieve such Account Party of its obligation to reimburse the Lenders with respect to any such L/C Disbursements.

     (h) Loss of NAIC Approval. If a Lender which had NAIC approval on the date it became a party to this Agreement shall cease to maintain such approval or otherwise shall lose such approval (a "Non-NAIC Lender"), the Credit Parties, the Administrative Agent, Wachovia in its capacity as a Fronting Bank and any successor thereto, such Non-NAIC Lender and the other Lenders hereby agree that:

          (i) such Non-NAIC Lender shall cease to Issue Syndicated Letters of Credit so long as it is a Non-NAIC Lender;

          (ii) such Lender shall promptly notify IPC Holdings and the Administrative Agent and shall use commercially reasonable efforts to be listed on the NAIC Approved Bank List;

          (iii) Wachovia, in its capacity as the Fronting Bank (or any successor thereto) shall issue ratably with each Syndicated Letter of Credit a Participated Letter of Credit in the Stated Amount of such Non-NAIC Lender's Ratable Share of each Syndicated Letter of Credit, subject to the terms and conditions set forth herein; and

          (iv) to the extent Syndicated Letters of Credit are outstanding, the Account Parties will each use their commercially reasonable efforts to cause the beneficiaries thereof to execute and deliver an amendment to (A) any Syndicated Letter of Credit of such Account Party such that the Non-NAIC Lender is removed from such Syndicated Letter of Credit and (B) any Participated Letter of Credit of such Account Party issued,


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

     extended or renewed at the same time as such Syndicated Letter of Credit, such that the Stated Amount under such Participated Letter of Credit is increased by an amount equal to the Non-NAIC Lender's Letter of Credit Exposure with respect to such Syndicated Letter of Credit.

     Section 4.2 Participated Letters of Credit.

     (a) General. Subject to the terms and conditions set forth herein, any Account Party may request the Fronting Bank to Issue, at any time and from time to time during the Availability Period, Participated Letters of Credit for the account of such Account Party. Each Participated Letter of Credit shall be substantially in the form of EXHIBIT C-2.

     (b) Notice of Issuance. To request the Issuance of a Participated Letter of Credit, the applicable Account Party shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Fronting Bank) to the Fronting Bank and the Administrative Agent (which shall promptly notify the applicable Lenders and provide to such Lenders as soon as practicable a copy of the Participated Letter of Credit) at least five (5) Business Days in advance of the requested date of Issuance (or such shorter period as is acceptable to the Administrative Agent and the Fronting Bank, including any request for the Issuance of a Participated Letter of Credit on the Effective Date, subject to approval by the Administrative Agent and the Fronting
Bank) a notice in a form reasonably acceptable to the Administrative Agent (a "Participated Letter of Credit Notice") requesting the Issuance of a Participated Letter of Credit, or identifying the Participated Letter of Credit to be amended, renewed, extended or increased as the case may be, and specifying the date of Issuance (which shall be a Business Day), the date on which such Participated Letter of Credit is to expire (which shall comply with SECTION 4.2(C)), the amount of such Participated Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew, extend or increase, as the case may be) such Participated Letter of Credit, it being understood and agreed that Participated Letters of Credit may be extended and renewed in accordance with SECTION 4.2(C). With respect to the Issuance of any Tranche 2 Letter of Credit as a Participated Letter of Credit, in addition to the delivery of a Participated Letter of Credit Notice, the applicable Account Party shall deliver to the Administrative Agent a Borrowing Base Report not later than 11:00 a.m. Charlotte time on the Business Day immediately preceding the date on which such Participated Letter of Credit is to be Issued confirming that the sum of the aggregate Tranche 2 Letter of Credit Exposure attributable to such Account Party on whose account the Participated Letter of Credit is being Issued and after giving effect thereto does not exceed the Borrowing Base of such Account Party at such time. If requested by the Fronting Bank, the Account Party shall submit a letter of credit application on the Fronting Bank's standard form (with such changes as the Fronting Bank shall reasonably deem appropriate) in connection with any request for a Participated Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by such Account Party to, or entered into by any Account Party with, the Fronting Bank relating to any Participated Letter of Credit, the terms and conditions of this Agreement shall control.

     (c) Expiry Date. Each Participated Letter of Credit shall expire at or prior to the earlier of (i) the close of business on the date one year after the date of the issuance of such

Participated Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), or (ii) the seventh (7th) day prior to the Final Maturity Date; provided, however, that a Participated Letter of Credit shall provide by its terms, and on terms acceptable to the Fronting Bank, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the Final Maturity Date) unless and until the Fronting Bank shall have delivered a Notice of Non-Extension no later than the time specified in such Participated Letter of Credit. The Administrative Agent will give Notices of Non-Extension as to all outstanding Participated Letters of Credit if requested to do so by the Required Lenders pursuant to SECTION 10.2(E). The Administrative Agent will give Notices of Non-Extension as to all outstanding Participated Letters of Credit if the Commitment Termination Date has occurred. The Administrative Agent shall promptly provide a copy of any such notice to the applicable Account Party, unless prohibited by any Requirement of Law from doing so.

     (d) Participations. By the Issuance of a Participated Letter of Credit by the Fronting Bank and without any further action on the part of the Fronting Bank or the applicable Lenders, the Fronting Bank hereby grants to each applicable Lender in respect of such Participated Letter of Credit, and each such Lender hereby acquires from the Fronting Bank, participation in such Participated Letter of Credit in an amount equal to such Lender's Ratable Share of the Stated Amount of such Participated Letter of Credit and the applicable Account Party's reimbursement obligations with respect thereto. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Participated Letters of Credit is absolute, irrevocable and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Participated Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Total Commitments. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Fronting Bank, such Lender's Ratable Share of each L/C Disbursement made by the Fronting Bank in respect of any Participated Letter of Credit promptly upon the request of the Fronting Bank at any time from the time such L/C Disbursement is made until such L/C Disbursement is reimbursed by the applicable Account Party or at any time after any reimbursement payment is required to be disgorged or refunded to any Account Party for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly following receipt by the Administrative Agent of any payment from any Account Party pursuant to SECTION 4.2(E), the Administrative Agent shall distribute such payment to the Fronting Bank or, to the extent that any Lenders have made payments pursuant to this paragraph to reimburse the Fronting Bank, then to such Lenders and the Fronting Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Fronting Bank for any L/C Disbursement shall not relieve the applicable Account Party of its obligation to reimburse such L/C Disbursement. Notwithstanding anything herein to the contrary, effective upon the increase of the Commitments pursuant to SECTION 3.19, each Lender's participation in any Participated Letter of Credit outstanding on such date shall be automatically adjusted to reflect its Ratable Share after giving effect to such increase.

     (e) Reimbursement. Each Account Party agrees that it shall reimburse the Fronting Bank in respect of L/C Disbursements made under such Account Party's Participated Letter of Credit by paying to the Administrative Agent an amount in Dollars equal to the Dollar Amount of such L/C Disbursement no later than 12:00 p.m., Charlotte time, on the first Business Day


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

after the L/C Disbursement Date (each such amount until paid together with interest thereon payable as provided in SECTION 4.6, a "Participated Reimbursement Obligation"). Each Account Party's obligation under this SECTION 4.2(E) to reimburse each Lender with respect to its Participated Reimbursement Obligations shall be absolute and unconditional and subject to the provisions of
SECTION 3.11(A).

     (f) Disbursement Procedures; Funding of Participations.

          (i) The Fronting Bank shall, within a reasonable time following its receipt thereof (and, in any event, within any time specified in the text of the relevant Participated Letters of Credit), examine all documents purporting to represent a demand for payment under a Participated Letter of Credit. The Fronting Bank shall promptly after such examination notify the Administrative Agent and the applicable Account Party by telephone (confirmed by telecopy or email) of such demand for payment and whether the Fronting Bank has made or will make a L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Account Party of its obligation to reimburse the Fronting Bank and the applicable Lenders with respect to any such L/C Disbursement. If such Account Party shall fail to reimburse the Fronting Bank for such L/C Disbursement on the date and time specified in SECTION 4.2(E), the Administrative Agent shall notify each applicable Lender of the applicable L/C Disbursement, the payment then due from such Account Party in respect thereof and such Lender's Ratable Share thereof. Each applicable Lender (including the Lender acting as Fronting Bank) shall upon such notice make funds available in Dollars to the Administrative Agent for the account of the Fronting Bank at the Payment Office in an amount equal to its Ratable Share of the unpaid L/C Disbursement (such amount, its "L/C Advance") not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Account Party to reimburse the Fronting Bank for the amount of any payment made by the Fronting Bank under such Participated Letter of Credit, together with interest as provided herein.

          (ii) If any Lender fails to make available to the Administrative Agent for the account of the Fronting Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 4.2(F) by the time specified in SECTION 4.2(F)(I), the Fronting Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Fronting Bank at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Fronting Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error. Until a Lender funds its L/C Advance pursuant to this
     SECTION 4.2(F) to reimburse the Fronting Bank for any L/C Disbursement, interest in respect of such Lender's L/C Advance shall be solely for the account of the Fronting Bank.


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

     (g) Repayment of Participations.

          (i) At any time after the Fronting Bank has made a payment under any Participated Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with SECTION 4.2(F), if the Administrative Agent receives for the account of the Fronting Bank any payment in respect of the related unpaid L/C Disbursement or interest thereon (whether directly from the applicable Account Party or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Ratable Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of the Fronting Bank pursuant to SECTION 4.2(F)(I) is required to be returned under any of the circumstances described in SECTION 3.12 (including pursuant to any settlement entered into by the Fronting Bank in its discretion), each Lender shall pay to the Administrative Agent for the account of the Fronting Bank its Ratable Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     (h) Failure to Make L/C Advances. The failure of any Lender to make the L/C Advance to be made by it on the date specified in SECTION 4.2(F) shall not relieve any other Lender of its obligation hereunder to make its L/C Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the L/C Advance to be made by such other Lender on such date.

     Section 4.3 Existing Letters of Credit. The Account Parties and the Lenders agree that, as of the Effective Date, each Existing Letter of Credit issued for the account of any such Account Party and set forth on SCHEDULE 3.3 on the Effective Date will be deemed continued for the account of such Account Party under this Agreement as a Tranche 2 Letter of Credit issued as a Participated Letter of Credit.

     Section 4.4 Conditions Precedent to the Issuance of Letters of Credit. No Issuing Bank shall be under any obligation to Issue any Letter of Credit and no Lender shall have any obligation to make L/C Advances to reimburse the Fronting Bank for amounts drawn under any Participated Letter of Credit if:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain the Issuance of such Letter of Credit or any Requirement of Law applicable to such Issuing Bank, the Administrative Agent or any Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over it shall prohibit, or request that it refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon it with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank or any Lender is not otherwise


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

     compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to it as of the Effective Date;

          (ii) with respect to the issuance of a Tranche 1 Letter of Credit, the limitation on amounts set forth under SECTION 3.1(A) will be exceeded, immediately after giving effect thereto;

          (iii) with respect to the issuance of a Tranche 2 Letter of Credit, the limitation on amounts set forth under SECTION 3.1(B) will be exceeded, immediately after giving effect thereto;

          (iv) the Administrative Agent shall have delivered a Notice of Non-Extension;

          (v) the Administrative Agent has received written notice from the Fronting Bank or the Required Lenders, as the case may be, or IPC Holdings, on or prior to the Business Day prior to the requested date of the issuance of such Letter of Credit, that one or more of the applicable conditions under SECTION 5.2 is not then satisfied;

          (vi) the expiry date of such Letter of Credit would occur more than twelve months after the date of issuance or last extension unless the Required Lenders have approved such expiry date;

          (vii) the expiry date of such Letter of Credit is less than seven Business Days prior to the applicable Final Maturity Date, unless all of the Lenders have approved such expiry date in writing;

          (viii) such Letter of Credit is not substantially in the form of EXHIBIT C-1 or EXHIBIT C-2 hereto, as the case may be, or is not otherwise in form and substance reasonably acceptable to the Administrative Agent and/or the Fronting Bank; provided that the Administrative Agent and the Fronting Bank can and will agree to reasonable changes to such form, not materially adverse to the interests of the applicable Lenders, requested by applicable insurance regulators;

          (ix) such Letter of Credit is denominated in a currency other than Dollars;

          (x) with respect to the issuance of a Participated Letter of Credit, a default of any Lender's obligations to fund under SECTION 4.2(F) exists or any Lender is at such time a Defaulting Lender hereunder, unless the Fronting Bank has entered into satisfactory arrangements with the Account Parties or such Lender to eliminate the Fronting Bank's risk with respect to such Lender; or

          (xi) a Default or Event of Default has occurred and is continuing.

     Section 4.5 Obligations Absolute.

     (a) The obligations of each Account Party to reimburse with respect to a L/C Disbursement under any Letter of Credit issued for the account of such Account Party and of any Lender to reimburse the Fronting Bank with respect to any L/C Disbursement under any

Participated Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and any Letter of Credit Document under all circumstances, including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of this Agreement, any other Credit Document, any Letter of Credit Document or any other agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any Account Party in respect of any Letter of Credit Document or any other amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents;

          (iii) the existence of any claim, set-off, defense or other right that any Account Party may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any other Letter of Credit Document or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by any Issuing Bank or the Administrative Agent under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of any Account Party; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Account Party, the Guarantor or a guarantor, other than as may be expressly set forth in this Agreement.

     (b) Neither the Administrative Agent, the Fronting Bank nor any Lender nor any of their Related Parties shall have any liability or responsibility to any Credit Party by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond their control; provided that the foregoing shall not be construed to excuse the Administrative Agent, the Fronting Bank or a Lender from liability to an Account Party to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Account Party to the extent permitted by applicable law) suffered by such Account Party that are caused by the


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

gross negligence or willful misconduct of the Administrative Agent, the Fronting Bank or a Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

     Section 4.6 Interest. Unless each Account Party reimburses each L/C Disbursement made in respect of Letters of Credit issued for its account in full on the date such L/C Disbursement is made, the unpaid amount of the Reimbursement Obligation thereof shall bear interest from the date of each L/C Disbursement until such amount shall be paid in full at the rate per annum then applicable to Base Rate Loans (plus an additional 2% per annum, payable on demand, if not reimbursed by the third Business Day after the date of such L/C Disbursement).

     Section 4.7 Interest Rate Determination. The Administrative Agent shall give prompt notice to the applicable Account Party and the applicable Lenders of the applicable interest rate determined by the Administrative Agent for purposes of SECTION 4.6.

     Section 4.8 Collateralization of Letters of Credit.

     (a) At any time and from time to time (i) after the occurrence and during the continuance of an Event of Default and (ii) on the Final Maturity Date, each Account Party shall deliver to the Administrative Agent as cash collateral an amount in cash equal to the aggregate Stated Amount of all Tranche 1 Letters of Credit of such Account Party outstanding at such time (whether or not any beneficiary under any Tranche 1 Letter of Credit shall have drawn or be entitled at such time to draw thereunder). The Administrative Agent shall deposit such cash in a special collateral account of such Account Party pursuant to arrangements satisfactory to the Administrative Agent (such account, the "Cash Collateral Account") for the benefit of the Administrative Agent, the Fronting Bank and the Lenders.

     (b) At any time and from time to time (i) after the occurrence and during the continuance of an Event of Default and (ii) on the Final Maturity Date, each Account Party shall deliver to the Administrative Agent as cash collateral an amount in cash equal to (x) the aggregate Stated Amount of all Tranche 2 Letters of Credit of such Account Party outstanding at such time (whether or not any beneficiary under any Tranche 2 Letter of Credit shall have drawn or be entitled at such time to draw thereunder) minus (y) the aggregate portion of the Borrowing Base in such Account Party's Collateral Account consisting of cash at such time, and such cash shall be deposited in such Account Party's Cash Collateral Account for the benefit of the Administrative Agent, the Fronting Bank and the Lenders.

     (c) At any time and from time to time pursuant to SECTION 3.6(B), or (C), each Credit Party shall deliver to the Administrative Agent such additional amount of cash and Cash Equivalents to the extent required by such Sections as cover for the aggregate Tranche 1 Letter of Credit Exposure or Tranche 2 Letter of Credit Exposure of such Credit Party, as the case may be, and such cash shall be deposited in such Credit Party's Cash Collateral Account for the benefit of the Administrative Agent, the Fronting Bank and the Lenders.

     (d) Each Account Party hereby grants to the Administrative Agent, for the benefit of the Fronting Bank and the Lenders, a Lien upon and security interest in its Cash Collateral Account and all amounts held therein from time to time as security for the Tranche 1 Letter of


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

Credit Exposure and the Tranche 2 Letter of Credit Exposure of such Account Party, and for application to its aggregate Reimbursement Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account for the benefit of the Fronting Bank and the Lenders and such Account Party shall have no interest therein except as set forth in SECTION 4.8(E). Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of such Account Party (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account.

     (e) In the event of a drawing, and subsequent payment by any Issuing Bank, under any Letter of Credit at any time during which any amounts are held in the applicable Cash Collateral Account, the Administrative Agent will deliver to such Issuing Bank an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse such Issuing Bank therefor. Any amounts remaining in any Cash Collateral Account (including interest and profits) after the expiration of the Letters of Credit of the applicable Account Party and reimbursement in full of the Issuing Banks for all of their respective obligations thereunder shall be held by the Administrative Agent, for the benefit of such Account Party, to be applied against the Obligations of such Account Party in such order and manner as the Administrative Agent may direct. If any Account Party is required to provide cash collateral pursuant to SECTION 3.6(B) or 3.6(c), such amount (including interest and profits), to the extent not applied as aforesaid, shall be returned to such Account Party, provided that after giving effect to such return (i) the aggregate Tranche 1 Credit Exposure would not exceed the aggregate Tranche 1 Commitments at such time and the aggregate Tranche 2 Letter of Credit Exposure would not exceed the aggregate Tranche 2 Commitments at such time and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If an Account Party is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Account Party within three (3) Business Days after all Events of Default have been cured or waived.

     Section 4.9 Use of Letters of Credit. The Letters of Credit shall be available and each Account Party agrees that it shall use its Letters of Credit to support its own obligations primarily under the Reinsurance Agreements to which it is a party and for its general corporate purposes.

     Section 4.10 Conversion of Letters of Credit. An Account Party may request the conversion of a Letter of Credit issued for its account from one Type to another Type by delivering an L/C Conversion Notice to the Administrative Agent (with a copy to the applicable Fronting Bank if delivered in respect of a Participated Letter of Credit), appropriately completed and signed by a Responsible Officer of the applicable Account Party, not later than 11:00 a.m. at least two Business Days prior to the proposed effective date of such conversion, provided that (A) the applicable Account Party shall have delivered on the Business Day immediately preceding the proposed date of conversion a Borrowing Base Report confirming that the Borrowing Base of such Account Party after giving effect to the conversion of the requested Letter of Credit is not less than the aggregate Letter of Credit Exposure for the account of such


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

Account Party and (B) the Administrative Agent or the applicable Fronting Bank shall not have received notice (which may be by telephone or in writing) on or before the proposed date of conversion from the Administrative Agent, any Lender or any Credit Party that one or more of the applicable conditions specified in
SECTION 5.2 is not then satisfied, both before and after giving effect to the requested conversion.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

     Section 5.1 Conditions Precedent to the Effective Date. The obligations of the Tranche 1 Lenders to make Loans and of the Issuing Banks to issue Letters of Credit shall not become effective until the date (the "Effective Date") on which each of the following conditions is satisfied (or waived in accordance with SECTION 12.5):

     (a) On the Effective Date, (i) IPC Holdings, IPCRe Limited, the Administrative Agent and each Lender shall have executed counterparts of this Agreement sufficient in number for distribution to the Administrative Agent, each Lender and IPC Holdings and shall have delivered (or transmitted by telecopy followed promptly by originals) the same to the Administrative Agent at its Payment Office; and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender that has requested the same the appropriate Note or Notes, executed by IPC Holdings, in each case, in the amount, maturity and as otherwise provided herein;

     (b) On the Effective Date, the Administrative Agent shall have received (i) an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated the Effective Date, from Sullivan & Cromwell LLP, special New York counsel to IPC Holdings and IPCRe Limited, which opinion shall cover the matters contained in EXHIBIT G-1, (ii) an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated the Effective Date, from Conyers, Dill & Pearman, special Bermuda counsel to IPC Holdings and IPCRe Limited, which opinion shall cover the matters contained in EXHIBIT G-2 and (iii) an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated the Effective Date, from A&L Goodbody, special Irish counsel to IPC Holdings and IPCRe Limited, which opinion shall cover the matters contained in EXHIBIT G-3;

     (c) On the Effective Date, the Administrative Agent shall have received a certificate, signed by an Authorized Officer of IPC Holdings and IPCRe Limited, in form and substance reasonably satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of such Credit Party contained in this Agreement and the other Credit Documents are true and correct in all material respects as of the Effective Date (except representations and warranties which relate solely to a specific earlier date, which shall have been true and correct in all material respects as of such earlier date), (ii) there are no material insurance regulatory proceedings pending or, to the knowledge of such Authorized Officer, threatened against IPC Holdings or any Insurance Subsidiary in any jurisdiction; (iii) no Default or Event of Default


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

exists as of the Effective Date; and (iv) there has not occurred since December 31, 2005 any Material Adverse Effect;

     (d) On the Effective Date, the Administrative Agent shall have received a certificate of the secretary or an assistant secretary of IPC Holdings and IPCRe Limited, in form and substance reasonably satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the certificate of incorporation, memorandum of association and all amendments thereto of such Credit Party, certified as of a recent date by the Registrar of Companies for the Bermuda Ministry of Finance, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bye-laws or similar governing document of such Credit Party, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such Credit Party authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of such Credit Party executing this Agreement or any of the other Credit Documents, and attaching all such copies of the documents described above;

     (e) On or prior to the Effective Date, the Administrative Agent shall have received counterparts of the Security Agreement executed by IPCRe Limited, together with:

          (i) all documents and instruments required by law in each applicable jurisdiction or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement;

          (ii) results of a recent search of the filings made with respect to each Account Party in Bermuda and Ireland, and copies of the financing statements or other documents disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements or such other documents are permitted by the Credit Documents or have been released; and

          (iii) for each Custodial Account, a Custodian's Undertaking with the applicable Custodian in the form specified in Schedule 2 to the Security Agreement (appropriately completed), with such changes thereto as may be reasonably acceptable to the Administrative Agent and each such Custodian's Undertaking shall be in full force and effect;

     (f) All approvals, permits and consents of any Governmental Authorities (including, without limitation, all relevant Insurance Regulatory Authorities) or other Persons, if any, required in connection with the execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby shall have been obtained (without the imposition of restrictions or conditions that are materially adverse to the Administrative Agent, the Fronting Bank or the Lenders with respect to the transactions contemplated hereby), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the


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

Administrative Agent shall have received such copies thereof as it shall have reasonably requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted or threatened, and no order, injunction or decree shall have been entered by, any Governmental Authority, in each case to enjoin, restrain, restrict, set aside or prohibit, or impose materially adverse conditions upon, this Agreement, any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby;

     (g) Since December 31, 2005, there has not occurred any Material Adverse Effect;

     (h) On the Effective Date, there shall exist no Default or Event of Default, and all representations and warranties made by each Credit Party contained herein or in any other Credit Document shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);

     (i) IPC Holdings shall have paid (i) to Wachovia Capital Markets, LLC and Wachovia, the fees specified in the Fee Letter to be paid to them on the Effective Date, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in the Fee Letter, and (iii) all other fees and reasonable expenses of the Joint Lead Arrangers, the Administrative Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Effective Date (including, without limitation, legal fees and expenses) in connection with this Agreement and the transactions contemplated hereby;

     (j) IPC Holdings shall have delivered a Compliance Certificate calculated on a pro forma basis as of December 31, 2005 after giving effect to the making of the initial Credit Extensions (if any);

     (k) The Administrative Agent shall have received satisfactory confirmation from A.M. Best Company that the current financial strength rating of IPCRe Limited and IPCRe Europe Limited is "A-" or better;

     (l) The Administrative Agent shall have received an Account Designation Letter from an Authorized Officer of IPC Holdings;

     (m) IPC Holdings shall have furnished copies of the financial statements referred to in SECTION 6.12;

     (n) All principal, interest and other amounts outstanding under the Credit Agreement, dated as of July 1, 2003, among IPCRe Limited, the lenders named therein and JPMorgan Chase Bank, N.A., as successor to Bank One, NA, as agent (collectively, the "IPCRe Facility"), shall be repaid and satisfied in full and all guarantees relating thereto extinguished, (ii) all commitments to extend credit under the agreements and instruments relating to the IPCRe Facility shall be terminated, and (iii) any Liens securing the IPCRe Facility shall be released and any related filings (including UCC filings) terminated of record (or arrangements satisfactory to the Administrative Agent made therefor); and the Administrative Agent shall have received evidence of the foregoing satisfactory to it; and


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

     (o) The Administrative Agent shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

     Without limiting the generality of the provisions of SECTION 11.4, for purposes of determining compliance with the conditions specified in this SECTION 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

     Section 5.2 Conditions Precedent to All Credit Extensions. The obligation of each Lender and the Fronting Bank to make any Credit Extension shall be subject to the prior or concurrent satisfaction (in form and substance reasonably satisfactory to the Administrative Agent) of each of the conditions precedent set forth below:

     (a) IPC Holdings shall have delivered a Notice of Borrowing in accordance with SECTION 3.2(B) or an Account Party shall have delivered a Syndicated Letter of Credit Notice or Participated Letter of Credit Notice, as applicable. If the Issuance of a Tranche 2 Letter of Credit is requested, the applicable Credit Party shall have delivered a Borrowing Base Report on the Business Day immediately preceding the proposed date of Issuance;

     (b) Each of the representations and warranties set forth in this Agreement and in the other Credit Documents shall be true and correct in all material respects on and as of the date of any Credit Extension, with the same effect as if made on and as of such date, both immediately before and after giving effect to such Credit Extension (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date);

     (c) With respect to the making of any Credit Extension, the limitation on amounts set forth under SECTION 3.1 will not be exceeded immediately after giving effect thereto;

     (d) With respect to the Issuance of any Letter of Credit, the applicable conditions in SECTION 4.4 have been satisfied; and

     (e) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to such Credit Extension.

     Each giving of a Notice of Borrowing or a Letter of Credit Notice, and the consummation of each Credit Extension, shall be deemed to constitute a representation and warranty by the applicable Credit Party that the statements contained in SECTION 5.2(B) through SECTION 5.2(E) above are true, both as of the date of such notice or request and as of the date such Credit Extension is made.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent, the Fronting Bank and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby and the Issuing Banks to issue Letters of Credit, each of the Credit Parties (solely as to itself and its Subsidiaries, as applicable) represents and warrants to the Administrative Agent, the Fronting Bank and the Lenders as follows:

     Section 6.1 Organization and Power. Each Credit Party and its Subsidiaries
(i) is duly incorporated, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has the full corporate power and authority to own and hold its property and to engage in its business as presently conducted in each jurisdiction in which its business is conducted.

     Section 6.2 Authorization; Enforceability.

     (a) Each of the Credit Parties has the full corporate power and authority to execute, deliver and perform its obligations under the Credit Documents to which it is or will be a party and has taken all necessary corporate action to execute, deliver and perform its obligations under each of the Credit Documents to which it is or will be a party, and has, or on the Effective Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery by each Credit Party that is a party thereto will constitute, the legal, valid and binding obligation of each Credit Party that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles regardless of whether enforceability is considered in a proceeding in equity or at law.

     (b) Neither IPC Holdings nor any Account Party nor any of their respective properties has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction of Bermuda or Ireland (or any other jurisdiction outside the United States in which an Account Party is incorporated or organized) in respect of its obligations under this Agreement and the other Credit Documents. This Agreement and the other Credit Documents are in proper legal form under the laws of Bermuda and Ireland for the enforcement thereof against the Credit Parties. Save for the filing of the particulars of each Security Agreement with the Irish Companies Registration Office and the stamping of each Security Agreement with the Irish Revenue Commissioners, it is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and the other Credit Documents that they be filed, registered or recorded with, or executed or notarized before, any Governmental Authority in Bermuda, Ireland or such other foreign jurisdictions or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement and the other Credit Documents.


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

     Section 6.3 No Violation. The execution, delivery and performance by each Credit Party of this Agreement and each of the other Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its certificate of incorporation, bylaws or other organizational documents, (ii) contravene any other Requirement of Law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) except for the Liens granted in favor of the Administrative Agent pursuant hereto or to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets, other than, in the case of clauses (ii), (iii) and (iv), such contraventions, conflicts, breaches, defaults and creation or imposition of Liens that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 6.4 Governmental and Third-Party Authorization; Permits.

     (a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each Credit Party of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than the filing of a charge with the Bermuda Registrar of Companies, the filing of the particulars of each Security Agreement with the Irish Companies Registration Office and other instruments and actions necessary to perfect the Liens created by the Security Documents, other than such consents, approvals, authorizations and other actions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) Each of the Credit Parties and their respective Subsidiaries has, and is, where applicable, in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     Section 6.5 Insurance Licenses.

     (A) SCHEDULE 5.5 lists with respect to each Insurance Subsidiary, as of the Effective Date, all of the jurisdictions in which such Insurance Subsidiary holds licenses (including, without limitation, licenses or certificates of authority from relevant Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"), and indicates the type or types of insurance in which each such Insurance Subsidiary is permitted to be engaged with respect to each License therein listed.

     (b) (i) No such License is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, and (ii) no such suspension, revocation or limitation is threatened in writing by any relevant Insurance Regulatory Authority, that, in each instance under (i) and (ii) above, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Effective Date, no Insurance Subsidiary transacts any insurance business, directly or indirectly, in any jurisdiction other than those listed on SCHEDULE

5.5, where such business requires any license, permit or other authorization of an Insurance Regulatory Authority of such jurisdiction except to the extent that the failure to have any such license, permit or other authorization could not reasonably be expected to have a Material Adverse Effect.

     Section 6.6 Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Credit Parties, threatened, at law or in equity before any Governmental Authority or in arbitration, against or affecting any Credit Party, any of their respective Subsidiaries or any of their respective properties (i) that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (ii) that seeks to prevent, enjoin or delay the making of any Credit Extension under this Agreement or the consummation of the transactions contemplated by this Agreement and the other Credit Documents.

     Section 6.7 Taxes. Each of the Credit Parties and their respective Subsidiaries has timely filed all federal, state, local and foreign tax returns and reports required to be filed by it and has paid all Taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than (i) those Taxes, assessments, fees and other charges that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP, or (ii) where the failure to file such returns and reports or the failure to pay such Taxes, assessments, fees and other charges would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such returns are true, correct and complete in all material respects. There is no ongoing audit or examination or other investigation by any Governmental Authority of the tax liability of any Credit Party or any of their respective Subsidiaries the outcome of which could reasonably be expected to have a Material Adverse Effect. There is no unresolved claim by any Governmental Authority concerning the tax liability of any Credit Party or any of their respective Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP or that could not reasonably be expected to have a Material Adverse Effect.

     Section 6.8 Subsidiaries.

     (a) Set forth on SCHEDULE 5.8 is a complete and accurate list of all of the Subsidiaries of IPC Holdings as of the Effective Date, together with, for each such Subsidiary, and, as to each such Subsidiary, (i) the jurisdiction of incorporation or organization of such Subsidiary, (ii) each Person holding direct ownership interests in such Subsidiary and (iii) the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in SCHEDULE 5.8, each of IPC Holdings and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in SCHEDULE 5.8.

     (b) No Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Equity Interests, to repay Indebtedness owed to any Credit Party or any other Subsidiary, to make loans or advances to any Credit Party or any other Subsidiary, or to transfer any of its assets or properties to any Credit Party or any other


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

Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

     Section 6.9 Full Disclosure. All information heretofore, contemporaneously or hereafter furnished to the Administrative Agent, the Joint Lead Arrangers or any Lender by or on behalf of any Credit Party for purposes of or in connection with this Agreement and the other Credit Documents, is and will be complete and correct in all material respects as of the date so furnished and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading, in each case in light of the circumstances under which the same were made; provided that, with respect to projected financial and any other forward-looking information, IPC Holdings represents only that such information was prepared in good faith based upon assumptions believed by IPC Holdings to be reasonable at the time prepared. As of the Effective Date, there is no fact known to any Credit Party that has, or could reasonably be expected to have, a Material Adverse Effect, which fact has not been set forth herein, in the financial statements of IPC Holdings and its Subsidiaries furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by IPC Holdings to the Administrative Agent and/or the Lenders.

     Section 6.10 Margin Regulations. No Credit Party or any of their respective Subsidiaries is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations T, U or X or Section 7 of the Exchange Act.

     Section 6.11 No Material Adverse Effect. There has been no Material Adverse Effect since December 31, 2005.

     Section 6.12 Financial Matters.

     (a) IPC Holdings has heretofore furnished to the Administrative Agent copies of the audited consolidated balance sheets of IPC Holdings and its Subsidiaries as of December 31, 2005, 2004 and 2003 and the related statements of income, shareholders' equity and cash flows for the fiscal years or period then ended, together with the notes thereto and the opinion of KPMG thereon. Such consolidated financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of IPC Holdings and its Subsidiaries, and the results of their operations and their cash flows, as of the dates and for the periods indicated. Except for Indebtedness or liabilities disclosed or provided for in the most recent financial statements referred to above and the notes thereto or the most recent financial statements and the notes thereto delivered pursuant to SECTION 7.1, as of the date of such financial statements, none of the Credit Parties had any material Indebtedness or other liabilities, whether direct or contingent, other than contingent obligations arising under Primary Policies or Reinsurance Agreements.

     (b) IPC Holdings has heretofore furnished to the Administrative Agent copies of the Annual Statements of each Material Insurance Subsidiary as of December 31, 2005,


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December 31, 2004 and December 31, 2003 and for the fiscal years then ended, each as filed with the relevant Insurance Regulatory Authority (collectively, the "Historical Statutory Statements"). The Historical Statutory Statements (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) have been prepared in all material respects in compliance with applicable Requirements of Law when filed and present fairly in all material respects the financial condition of the respective Material Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flows of the respective Material Insurance Subsidiaries covered thereby for the respective periods then ended. Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including, without limitation, reserves, policy and contract claims and statutory liabilities), no Material Insurance Subsidiary had, as of the date of its respective Historical Statutory Statements, any material Indebtedness or obligations of any nature whatsoever, whether direct or contingent, other than contingent obligations arising under Primary Policies or Reinsurance Agreements.

     Section 6.13 ERISA.

     (a)  No Credit Party:

          (i)  is subject to any provision of ERISA;

          (ii) maintains or administers any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA;

          (iii) maintains or administers any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which IPC Holdings or any Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions; or

          (iv) has any liability with respect to any matter specified in the foregoing clauses (i), (ii) and (iii).

     Section 6.14 Compliance With Laws. Each of the Credit Parties and their respective Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for any failure to so timely file, any failure to so retain and any other such noncompliance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 6.15 Investment Company Act. No Credit Party is an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


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     Section 6.16 Insurance. The assets, properties and business of each of the
Credit Parties and their respective Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

     Section 6.17 OFAC; PATRIOT Act.

     (a) No Credit Party or their respective Subsidiaries, in each case only if and to the extent that it is subject to OFAC, is a Sanctioned Person or does business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC that are applicable to it.

     (b) Each of the Credit Parties and their respective Subsidiaries, in each case only if and to the extent that it is subject to the PATRIOT Act, is in compliance in all material respects with the provisions of the PATRIOT Act that are applicable to it, and will not use any part of the proceeds of the Loans hereunder, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

     Section 6.18 Security Documents. The Security Documents create a valid and enforceable security interest in and Lien upon all right, title and interest of each Account Party that is a party thereto in and to the Collateral purported to be pledged by it thereunder and described therein, superior to and prior to the rights of all third persons and subject to no other Liens except as specifically permitted therein. Other than the filing of a charge with the Bermuda Registrar of Companies and the filing of the particulars of each Security Agreement with the Irish Companies Registration Office, no filings or recordings are required in order to ensure the enforceability, perfection or priority of the security interests created under the Security Documents, except for filings or recordings which shall have been previously made.

     Section 6.19 Stamp Taxes. No filings or recordings are required in order to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the other Credit Documents (including any Notes evidencing Loans made (or to be made)). Save for the stamping of each Security Agreement with the Irish Revenue Commissioners, there is no Tax, fee or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in Bermuda, Ireland or, to the knowledge of any Credit Party, any other jurisdiction outside of the United States by virtue of (i) the execution or delivery of this Agreement and the other Credit Documents, or any exercise of the rights and remedies of the Administrative Agent, the Fronting Bank and the Lenders hereunder and thereunder, (ii) the filing or recording of any Credit Document required to be filed or recorded in any such jurisdiction, other than such fees with respect thereto that have already been paid by the Credit Parties or (iii) on any payment to be made by any Credit Party pursuant hereto or any other Credit Document.


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                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

     Until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder, each of the Credit Parties (solely as to itself and its Subsidiaries) covenants and agrees that:

     Section 7.1 Financial Statements. IPC Holdings will deliver to each Lender:

     (a)  GAAP Financial Statements.

          (i) As soon as available and in any event within forty-five (45) days (or, if earlier and if applicable to IPC Holdings, the fifth Business Day following the quarterly report deadline under the Exchange Act rules and regulations) after the end of each of the first three fiscal quarters of each fiscal year, beginning with the first fiscal quarter of fiscal year 2006, unaudited consolidated balance sheets of IPC Holdings and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated statements of income, statements of comprehensive income, cash flows and changes in shareholders' equity for IPC Holdings and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

          (ii) As soon as available and in any event within ninety (90) days (or, if earlier and if applicable to IPC Holdings, the fifth Business Day following the annual report deadline under the Exchange Act rules and regulations) after the end of each fiscal year, beginning with fiscal year ending December 31, 2006, an audited consolidated balance sheet of IPC Holdings and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, statements of comprehensive income, cash flows and shareholders' equity for IPC Holdings and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative consolidated figures as of the end of and for the preceding fiscal year, all in reasonable detail and certified by KPMG or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such consolidated financial statements present fairly, in all material respects, the financial position of IPC Holdings and its Subsidiaries, and the results of their operations and their cash flows, as of the dates and for the periods indicated, in accordance with GAAP, applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results


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

     of operation of any change in the application of accounting principles and practices during such year, and (z) a letter from such accountants to the effect that, based on and in connection with their examination of the financial statements of IPC Holdings and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters (which certificate may be limited to the extent required by accounting rules or guidelines), or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit.

     (b) Statutory Financial Statements. IPC Holdings will deliver to each Lender as soon as available and in any event within five Business Days after the required filing date, an Annual Statement of each of its Material Insurance Subsidiaries as of the end of each fiscal year beginning with the fiscal year ending December 31, 2006, in the form filed with the Insurance Regulatory Authority in its jurisdiction of domicile, prepared in accordance with SAP, applied on a basis consistent with that of the preceding reporting period or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year.

     (c) Electronic Delivery. Documents required to be delivered pursuant to this SECTION 7.1, or SECTION 7.2(A) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date, at IPC Holdings's option, (i) on which IPC Holdings provides notice to the Administrative Agent and Lenders that such information has been posted on the internet at a website specified in such notice to which each of the Administrative Agent and the Lenders has access without charge; or (ii) on which such documents are posted on IPC Holdings's behalf on SyndTrak or another similar secure electronic system, if any, to which each of the Administrative Agent and each Lender has access; provided that (x) upon the request of the Administrative Agent or any Lender lacking access to the internet or SyndTrak, IPC Holdings shall deliver paper copies of such documents to the Administrative Agent or such Lender (until a written request to cease delivering paper copies is given by the Agent or such Lender) and (y) IPC Holdings shall notify (which may be by a facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any documents. The Administrative Agent shall have no obligation to request the delivery of, or to maintain copies of, the documents referred to in the proviso to the immediately preceding sentence or to monitor compliance by IPC Holdings with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     Section 7.2 Other Business and Financial Information. IPC Holdings will deliver to each Lender:

     (a) Concurrently with each delivery of the financial statements described in SECTION 7.1(A) and 7.1(B), a Compliance Certificate in the form of EXHIBIT D with respect to the period covered by the financial statements then being delivered, executed by the chief financial officer of IPC Holdings, together with a Covenant Compliance Worksheet reflecting the computation of the respective financial covenants set forth in ARTICLE VII of this Agreement as of the last day of the period covered by such financial statements;


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

     (b) IPC Holdings will deliver to each Lender as soon as available and in any event within five Business Days after the required filing date, beginning with the fiscal year ending December 31, 2005, a copy of each Material Insurance Subsidiary's "Statement of Actuarial Opinion" or similar report of an independent loss reserve specialist affirming the adequacy of such Material Insurance Subsidiary's loss reserves as of such fiscal year-end, together with a copy of its management discussion and analysis in connection therewith (but only if and to the extent required by the applicable Insurance Regulatory Authority with regard to such Material Insurance Subsidiary), each in the format prescribed by the applicable insurance laws of such Material Insurance Subsidiary's jurisdiction of domicile;

     (c) Promptly after and in any event no later than the fifth Business Day after the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that IPC Holdings or any of its Material Subsidiaries shall send or make available generally to its shareholders, (ii) all reports (other than earnings press releases) on Form 10-Q, Form 10-K or Form 8-K (or their successor forms) or registration statements and prospectuses (other than on Form S-8 or its successor form) that IPC Holdings or any of its Material Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, (iii) any reports on Form A (or any successor form) that any Material Insurance Subsidiary shall file with any Insurance Regulatory Authority (if applicable), and (iv) all material reports on examination or similar material reports, financial examination reports or market conduct examination reports by the NAIC or any Governmental Authority with respect to any Material Insurance Subsidiary's insurance business;

     (d) Promptly after (and in any event within five Business Days after (or within three Business Days after in the case of clauses (i) and (ii) below)) any Responsible Officer of any Credit Party obtaining knowledge thereof, written notice of any of the following:

          (i) the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of IPC Holdings specifying the nature of such Default or Event of Default, the period of existence thereof and the action that IPC Holdings has taken and proposes to take with respect thereto;

          (ii) the occurrence as of any Date of Determination of Consolidated Net Worth being less than the Required Minimum Net Worth, but equal to or greater than 75% of Required Minimum Net Worth, determined as of such Date of Determination;

          (iii) the institution or threatened institution of any action or suit against or affecting IPC Holdings or any of its Subsidiaries, or any investigation or proceeding by any Insurance Regulatory Authority or other Governmental Authority (other than inquiries and routine periodic investigations or reviews), that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to SECTION 6.6 or this subsection (D);

          (iv) the receipt by IPC Holdings or any of its Subsidiaries from any Insurance Regulatory Authority or other Governmental Authority of (i) any written notice asserting


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

     any failure by IPC Holdings or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against IPC Holdings or such Subsidiary or sets forth circumstances that, if taken or adversely determined, could reasonably be expected to have a Material Adverse Effect, or (ii) any written notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of IPC Holdings or any of its Subsidiaries, where such action could reasonably be expected to have a Material Adverse Effect;

          (v) that any material contribution required to be made with respect to a Foreign Pension Plan has not been timely made, or that IPC Holdings or any Subsidiary of IPC Holdings may incur any material liability pursuant to any Foreign Pension Plan.

          (vi) the occurrence of any decrease or increase in (y) the rating given by either Standard & Poor's or Moody's with respect to any Insurance Subsidiary's claims paying ability or financial strength rating or (z) the rating given to any Insurance Subsidiary by A.M. Best Company; and

          (vii) the occurrence of any actual changes in any insurance statute or regulation governing the investment or dividend practices of any Insurance Subsidiary that could reasonably be expected to have a Material Adverse Effect;

     (e) Promptly, notice of the receipt by IPC Holdings or any of its Subsidiaries of any written notice of any denial of coverage or claim, litigation or arbitration with respect to any single Reinsurance Agreement to which it is a ceding party, involving unreserved claims in excess of 10% of Consolidated Net Worth; and

     (f) As promptly as reasonably possible, such other material information about the business, condition (financial or otherwise), operations or properties of IPC Holdings or any of its Material Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request.

     Section 7.3 Corporate Existence; Franchises; Maintenance of Properties. The Credit Parties will, and will cause each of their Material Subsidiaries to, (i) except as expressly permitted otherwise by SECTION 9.1, maintain and preserve in full force and effect its legal existence, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, Licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (iii) continue to conduct and operate its businesses substantially as presently conducted and operated.

     Section 7.4 Compliance with Laws. The Credit Parties will, and will cause each of their respective Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except


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

to the extent the failure so to comply could not have, or reasonably be expected to have, a Material Adverse Effect.

     Section 7.5 Payment of Obligations. The Credit Parties will, and will cause each of their respective Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) pay and discharge all Taxes prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien (other than a Permitted Lien) upon any of the properties of any Credit Party or any of their respective Subsidiaries; provided, however, that no Credit Party or any of their respective Subsidiaries shall be required to pay any such liability, obligation, Tax or claim described in clauses (i) and (ii) above that is being contested in good faith and by proper proceedings and as to which adequate reserves are being maintained with respect thereto in accordance with GAAP.

     Section 7.6 Insurance. The Credit Parties will, and will cause each of their respective Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

     Section 7.7 Maintenance of Books and Records; Inspection. The Credit Parties will, and will cause each of their respective Subsidiaries to, (i) maintain appropriate books, accounts and records in accordance with their customary practices, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP or SAP, as applicable, and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) upon reasonable advance notice and at such reasonable times during normal business hours and intervals as the Administrative Agent may reasonably designate, permit employees or agents of the Administrative Agent to visit and inspect its properties and examine its books, records, working papers and accounts and make copies of them, and to discuss its affairs, finances and accounts with its executive officers and, upon reasonable advance notice to and in the presence of (except during the continuance of an Event of Default as contemplated in the last sentence of this paragraph) IPC Holdings, the independent public accountants of IPC Holdings and its Subsidiaries (and by this provision IPC Holdings authorizes such accountants to discuss the finances and affairs of IPC Holdings and its Subsidiaries). Following the occurrence and during the continuance of an Event of Default, any of the Lenders and any of the Administrative Agent's or any of the Lenders' employees, agents, consultants or attorneys, may accompany the Administrative Agent on such visits, inspections or discussions.

     Section 7.8 Dividends. Each Credit Party will take all action (to the maximum extent permitted by applicable law) necessary to cause its Subsidiaries to make such dividends, distributions or other payments to it as shall be necessary for such Credit Party to make payments of its Reimbursement Obligations and, in the case of IPC Holdings, the principal of and interest on its Loans in accordance with the terms of this Agreement. In the event the approval of any Governmental Authority or other Person is required in order for any such Subsidiary to make any such dividends, distributions or other payments to such Credit Party, or for such Credit Party to


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

make any such payments, such Credit Party will promptly exercise its reasonable best efforts and take all reasonable actions permitted by law necessary to obtain such approval.

     Section 7.9 OFAC; PATRIOT Act Compliance. Each Credit Party, in each case only if and to the extent that it is subject to OFAC will, and will cause each of its Subsidiaries that it is so subject to, (i) refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC, and (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.

     Section 7.10 Collateral.

     (a) Pursuant to the Security Documents and as collateral security for the payment and performance of its Tranche 2 Obligations, each Account Party shall grant and convey, or cause to be granted and conveyed, to the Administrative Agent for its benefit and the benefit of the Tranche 2 Lenders, a Lien and security interest in, to and upon the Collateral, prior and superior to all other Liens. Each Account Party shall cause the Collateral to be charged or pledged and be made subject to the Security Documents (in form and substance reasonably acceptable to the Administrative Agent) necessary for the perfection of the Lien and security interest in, to and upon the Collateral and for the exercise by the Administrative Agent and the Tranche 2 Lenders of their rights and remedies hereunder and thereunder.

     (b) Subject to SECTION 3.6(D), each Account Party shall at all times cause its respective Borrowing Base to equal or exceed the sum of the aggregate principal amount of Tranche 2 Letter of Credit Exposure attributable to such Account Party at such time.

     (c) Each Account Party shall deliver or cause to be delivered to the Administrative Agent a certificate executed by an Authorized Officer of such Account Party, in the form of EXHIBIT H or otherwise in a form reasonably satisfactory to the Administrative Agent (which form may vary depending on the frequency of the delivery of such certificate and subject to the review and verification by the Administrative Agent), setting forth the aggregate Tranche 2 Letter of Credit Exposure attributable to such Account Party, the fair market value of the Eligible Collateral by category and in the aggregate, the calculation of the Borrowing Base and such other information as the Administrative Agent may reasonably request (such certificate, a "Borrowing Base Report"), (A) on the Business Day immediately preceding the proposed date of Issuance of a Tranche 2 Letter of Credit, (B) within 10 Business Days after the end of each calendar month, (C) at and as of such other times as the Administrative Agent may reasonably request and (D) at such other times as the Account Parties may desire.

     (d) Each Account Party shall cause the Custodian to provide to the Administrative Agent, in a manner consistent with the terms of Section 2.1 of the relevant Custodian's Undertaking, information with respect to each Charged Portfolio, in a format to be agreed by the Administrative Agent (acting reasonably), which information shall provide, without limitation, a detailed list of the assets in each of the Charged Portfolio (including the amount of cash and a detailed description of the Eligible Collateral (including a breakdown listing the name of each


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

issuer, and the number held by such issuer)), the market value of those assets and the pricing source of such valuation.

     Section 7.11 Further Assurances. Each of the Credit Parties will, and will cause each of their respective Material Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other reasonable actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents.

                                  ARTICLE VIII

                               FINANCIAL COVENANTS

     Until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder, each of the Credit Parties (solely as to itself and its Subsidiaries) covenants and agrees that:

     Section 8.1 Maximum Consolidated Indebtedness to Total Capitalization. The ratio of Consolidated Indebtedness to Total Capitalization shall at all times not be greater than 0.35 to 1.0.

     Section 8.2 Minimum Consolidated Net Worth. Consolidated Net Worth shall be at all times an amount not less than the sum of (x) $1,000,000,000, plus (y) 25% of Consolidated Net Income for each fiscal year (beginning with the fiscal year ending December 31, 2006) for which Consolidated Net Income (measured at the end of each such fiscal year) is a positive amount plus (z) 25% of the aggregate increases in shareholders' equity of IPC Holdings after December 31, 2005 by reason of the issuance or sale of Equity Interests of IPC Holdings or any of its Subsidiaries or other capital contribution to IPC Holdings; provided that if Consolidated Net Worth is less than the required minimum Consolidated Net Worth as of any Date of Determination (such amount, the "Required Minimum Net Worth"), but is equal to or greater than 75% of Required Minimum Net Worth, no Default or Event of Default shall occur until the earlier of (i) the date Consolidated Net Worth drops below 75% of Required Minimum Net Worth and (ii) 90 days from such Date of Determination of Required Minimum Net Worth if Consolidated Net Worth continues to be less than Required Minimum Net Worth.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

     Until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and


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

owing hereunder, each of the Credit Parties (solely as to itself and its Subsidiaries) covenants and agrees that:

     Section 9.1 Fundamental Changes. Except as permitted under SECTION 9.4, the Credit Parties will not, and will not permit or cause any of their respective Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger, amalgamation or other combination, or agree to do any of the foregoing, except for:

     (a) IPC Holdings may merge into, amalgamate or consolidate with any other Person so long as (x) the surviving Person is IPC Holdings, (y) immediately before and after giving effect thereto, no Default or Event of Default would occur or exist; and (z) IPC Holdings shall be in pro forma compliance with the financial covenants set forth in ARTICLE VII calculated as of the fiscal quarter most recently ended; and

     (b) Any merger or consolidation of any Subsidiary with any one or more other Subsidiaries, provided that, if either such Subsidiary is a Wholly Owned Subsidiary, the surviving Person shall, after giving effect to such merger or consolidation, be a Wholly Owned Subsidiary.

     Section 9.2 Indebtedness.

     (a) IPC Holdings will not, create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except for:

          (i) the Obligations; and

          (ii) other Indebtedness which is either incurred in connection with any Lien permitted under SECTION 9.3 or pari passu in right of payment with, or subordinated in right of payment to, the Obligations, so long as upon the incurrence thereof no Default or Event of Default would occur or exist.

     (b) IPC Holdings will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except for:

          (i) the Obligations;

          (ii) Indebtedness existing on the date hereof and described in
     SCHEDULE 8.2 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

          (iii) Indebtedness of Subsidiaries of IPC Holdings owing to IPC Holdings or to other Subsidiaries of IPC Holdings;

          (iv) Indebtedness of any Insurance Subsidiary in respect of letters of credit issued to insurance or reinsurance cedents in the ordinary course of business with covenants and undertakings that are no more restrictive than those contained herein;


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          (v) accrued expenses, current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, in each case to the extent constituting Indebtedness;

          (vi) Indebtedness which is incurred in connection with any Lien permitted under SECTION 9.3;

          (vii) Indebtedness of IPCRe Limited in connection with the Barclays L/C Facility; provided that all commitments to extend credit under the Barclays L/C Facility shall have been terminated, any Liens securing the Barclays L/C Facility shall be released and terminated of record and any letters of credit outstanding under the Barclays L/C Facility shall have been terminated or canceled, and the Administrative Agent shall have received evidence of the foregoing satisfactory to it no later than June 30, 2006; and

          (viii) Unsecured Indebtedness not otherwise permitted by this SECTION
     9.2 not to exceed at any time $25,000,000 in aggregate principal amount outstanding; provided that (x) such Indebtedness does not contain any measures of financial performance (however expressed and whether stated as a covenant, as a ratio, as a fixed threshold, as an event of default, as a mandatory prepayment provision, or otherwise) which, taken as a whole, are more restrictive than those measures of financial performance contained in this Agreement and (y) upon the incurrence thereof no Default or Event of Default would occur or exist.

     Section 9.3 Liens. The Credit Parties will not, and will not permit or cause any of their respective Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than the following:

     (a) Liens created by the Credit Documents;

     (b) Permitted Liens;

     (c) (i) Liens in existence on the Effective Date and set forth on SCHEDULE
9.3 under the heading "Liens on Invested Assets Securing Letter of Credit Obligations" and any extensions, renewals and replacements thereof and (ii) Liens on Invested Assets of any Insurance Subsidiary incurred after the Effective Date securing insurance or reinsurance obligations of such Insurance Subsidiary in respect of trust arrangements or withheld balances (but excluding letters of credit) entered into in the ordinary course of business; provided that the aggregate principal amount of Indebtedness secured by Liens permitted by this SECTION 9.3(C) shall not exceed $450,000,000 (measured, as to each such Lien permitted under this clause (c), as the greater of the amount secured by such Lien and the fair market value at such time of the assets subject to such
Lien);

     (d) Liens securing reverse repurchase agreements and securities lending transactions constituting a borrowing of funds by IPC Holdings or any Subsidiary in the ordinary course of business for liquidity purposes and in no event for a period exceeding 90 days in each case;


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     (e) Purchase money Liens upon real or personal property used by IPC
Holdings or any of its Subsidiaries in the ordinary course of its business, securing Indebtedness not to exceed $25,000,000 in principal amount and incurred solely to pay all or a portion of the purchase price thereof (including in connection with capital leases, and including mortgages or deeds of trust upon real property and improvements thereon); provided that any such Lien (A) shall attach to such property concurrently with or within ninety (90) days after the acquisition thereof by IPC Holdings or such Subsidiary, (B) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to IPC Holdings or such Subsidiary and (C) shall not encumber any other property of IPC Holdings or any of its Subsidiaries; and

     (f) Liens securing any Indebtedness permitted under SECTION 9.2(B)(III) and 9.2(B)(VII).

     Section 9.4 Disposition of Assets. The Credit Parties will not, and will not permit or cause any of their respective Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Equity Interests of any Subsidiary), or enter into any arrangement with any Person providing for the lease by any Credit Party or any Subsidiary as lessee of any asset that has been sold or transferred by such Credit Party or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

     (a) sales of assets in the ordinary course of business for fair market value;

     (b) the sale, lease or other disposition of assets by a Subsidiary of a Credit Party to such Credit Party or to a Wholly Owned Subsidiary of such Credit Party, to the extent permitted by applicable Requirements of Law and each relevant Insurance Regulatory Authority, provided that (y) immediately after giving effect thereto, no Default or Event of Default would occur or exist, and
(z) such sale or disposition would not adversely affect the ability of any Insurance Subsidiary party thereto to pay dividends or otherwise make distributions in respect of its Equity Interests; and

     (c) the sale or disposition of assets outside the ordinary course of business, provided that (x) such sales or dispositions shall not individually, or in the aggregate, exceed 10% of Consolidated Net Worth as of the last day of the previous fiscal year of IPC Holdings, (y) immediately after giving effect thereto, no Default or Event of Default would occur or exist and (z) in no event shall IPC Holdings contribute, sell or otherwise transfer, or permit any Insurance Subsidiary to issue or sell, any of the Equity Interests of any Insurance Subsidiary to any Person.

     Section 9.5 Issuance of Preferred Stock. IPC Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly issue, sell, assign, pledge, or otherwise encumber or dispose of any shares of its preferred or preference equity securities, or warrants, options or other rights for the purchase of any preferred or preference equity securities, or securities convertible into or exchangeable for any preferred or preference equity securities, except (a) (notwithstanding anything to the contrary in the Agreement or any other Credit Document) the issuance of preferred or preference equity securities (or any Equity Interests convertible into such preferred or preference equity securities or exchangeable for such preferred or preference equity securities) so long as (i) (x) no part of such preferred or preference equity securities


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matures or is mandatorily redeemable or subject to any mandatory repurchase requirement (in each case, whether on a scheduled basis or as a result of the occurrence of any event or circumstance) prior to the first anniversary of the Final Maturity Date or (y) all such preferred or preference equity securities are issued to and held by IPC Holdings and its Wholly Owned Subsidiaries and
(ii) such preferred or preference equity securities do not contain any financial performance related covenants or incurrence covenants which restrict the operations of the issuer thereof and (b) in connection with any of IPC Holdings's or any of its Subsidiaries' compensation plans for its directors, officers and employees; provided that IPC Holdings may issue securities as described on SCHEDULE 8.5.

     Section 9.6 Investments. The Credit Parties will not, and will not permit or cause any of their respective Subsidiaries to, make any Investments, except:

     (a) Investments by such Credit Party or such Subsidiary in Cash Equivalents and any fixed income securities in accordance with the Investment Policy;

     (b) Investments by such Credit Party or such Subsidiary in equity securities in an aggregate amount not to exceed 25% of the combined Investments of IPC Holdings and its Subsidiaries; provided, that no single Investment in equity securities (other than an Investment in a mutual fund) shall be in an amount in excess of 5% of Consolidated Net Worth; provided, further, that no single Investment in a mutual fund shall be in an amount in excess of 15% of Consolidated Net Worth;

     (c) Investments in existence on the Effective Date in Subsidiaries;

     (d) Investments in IPC Holdings or any Wholly Owned Subsidiary of IPC Holdings;

     (e) Investments consisting of securities received in settlement of claims, the extension of trade credit, the creation of prepaid expenses, and the purchase of inventory, supplies, equipment and other assets, in each case in the ordinary course of business;

     (f) Investments in reverse repurchase agreements and securities lending transactions;

     (g) Investments in connection with Reinsurance Agreements or any other insurance products of any kind in the ordinary course of business; and

     (h) Investments other than the foregoing, provided that the sum of the aggregate amount of such other Investments does not exceed 10% of Consolidated Net Worth as of the last day of the previous fiscal year of IPC Holdings.

     Section 9.7 Acquisitions. The Credit Parties will not, and will not permit or cause any of their respective Subsidiaries to, make any Acquisition that at the time of each such Acquisition and after giving effect thereto, the aggregate consideration to be paid by such Credit Party or such Subsidiary in connection therewith, when added to the aggregate consideration paid by the Credit Parties and their Subsidiaries in connection with each other Acquisition permitted by this SECTION 9.7 and consummated after the Effective Date, shall exceed 10% of Consolidated Net Worth as of the last day of the previous fiscal year of IPC Holdings.


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     Section 9.8 Transactions with Affiliates. The Credit Parties will not, and will not permit or cause any of their respective Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of such Credit Party or such Subsidiary other than:

     (a) transactions between or among any of the Credit Parties and their Wholly Owned Subsidiaries, between or among any of such Wholly Owned Subsidiaries, or between or among any of the Credit Parties; and

     (b) transactions with Affiliates in good faith in the ordinary course of any Credit Party's business consistent with past practice and on terms no less favorable to such Credit Party or any Subsidiary than those that could have been obtained in a comparable transaction on an arm's length basis from a Person that is not an Affiliate.

     Section 9.9 Restricted Payments. The Credit Parties will not, and will not permit or cause any of their respective Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Equity Interests, or purchase, redeem, retire, defease or otherwise acquire for value any shares of its Equity Interests, or set aside funds for any of the foregoing, except for:

     (a) that any Subsidiary may declare and pay dividends on or make distributions to a Credit Party or to a Wholly Owned Subsidiary of a Credit Party or set aside funds for the foregoing; and

     (b) IPC Holdings may declare and pay dividends on, make distributions in respect of or repurchase, redeem, retire, defease or otherwise acquire its Equity Interests or set aside funds for the foregoing so long as no Default or Event of Default has occurred and is continuing before or after giving effect to the declaration or payment of such dividends, distributions, repurchases or other acquisitions.

     Section 9.10 Lines of Business. The Credit Parties will not, and will not permit or cause any of their respective Subsidiaries to, engage to any material extent in any business other than the reinsurance or insurance business and other businesses engaged in by the Credit Parties and their respective Subsidiaries on the date hereof or a business reasonably related or incidental thereto.

     Section 9.11 Fiscal Year. The Credit Parties will not, and will not permit or cause any of their respective Subsidiaries to, change the ending date of its fiscal year to a date other than December 31 unless (i) IPC Holdings shall have given the Administrative Agent written notice of its intention to change such ending date at least 45 days prior to the effective date thereof and (ii) prior to such effective date this Agreement shall have been amended to make any changes in the financial covenants and other terms and conditions to the extent necessary, in the reasonable determination of the Administrative Agent, to reflect the new fiscal year ending date.

     Section 9.12 Ratings. IPC Holdings will not permit or cause the Financial Strength Rating of any Material Insurance Subsidiary to be lower than "B++" at any time.


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     Section 9.13 Accounting Changes. The Credit Parties will not, and will not permit or cause any of their respective Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required or permitted by GAAP or SAP, as applicable.

     Section 9.14 Limitation on Certain Restrictions. The Credit Parties will not, and will not permit or cause any of their respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (a) the ability of the Credit Parties to perform and comply with their respective obligations under the Credit Documents or (b) the ability of any Subsidiary of any Credit Party to make any dividend payment or other distribution in respect of its Equity Interests, to repay Indebtedness owed to any Credit Party or any other Subsidiary, to make loans or advances to any Credit Party or any other Subsidiary, or to transfer any of its assets or properties to any Credit Party or any other Subsidiary, except (in the case of clause (b) above only) for such restrictions or encumbrances existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable Requirements of Law, (iii) customary non-assignment provisions in leases and licenses of real or personal property entered into by any Credit Party or any Subsidiary as lessee or licensee in the ordinary course of business, restricting the assignment or transfer thereof or of property that is the subject thereof and (iv) customary restrictions and conditions contained in any agreement relating to the sale of assets (including Equity Interests of a Subsidiary) pending such sale, provided that such restrictions and conditions apply only to the assets being sold and such sale is permitted under this Agreement.

     Section 9.15 Private Act. No Credit Party will become subject to a Private Act which, in the reasonable determination of the Administrative Agent, would be adverse in any material respect to the rights or interests of the Lenders.

     Section 9.16 Custody Agreement. The Credit Parties shall not agree to any waiver or amendment of any Custody Agreement without first obtaining the prior written consent of the Administrative Agent, which shall not be unreasonably withheld or delayed.

                                    ARTICLE X

                                EVENTS OF DEFAULT

     Section 10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

     (a) IPC Holdings shall fail to pay (i) any principal of any Loan or any Reimbursement Obligation when due or (ii) any interest on any Loan, any fee or any other Obligation of IPC Holdings under this Agreement or under the other Credit Documents within three (3) Business Days after such interest, fee or other amount becomes due in accordance with the terms hereof or thereof; or

     (b) Any Account Party shall fail to pay (i) any Reimbursement Obligation of such Credit Party when due or (ii) any fee or any other Obligation of such Credit Party under this Agreement or under the other Credit Documents within three (3) Business Days after such interest, fee or other amount becomes due in accordance with the terms hereof or thereof; or


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     (c) Any Credit Party shall fail to, or fail to cause its Subsidiaries that are subject thereto to, observe, perform or comply with any condition, covenant or agreement applicable to it contained in any of SECTION 3.13, SECTION 7.2(D)(I)-(IV), SECTION 7.3(I), SECTION 7.10, ARTICLE VII and ARTICLE VIII; or

     (d) Any Credit Party shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in SECTION 10.1(A), (B), (C) and
(O), and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (y) the date on which a Responsible Officer of such Credit Party acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to such Credit Party; or

     (e) Any representation or warranty made or deemed made by or on behalf of any Credit Party in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished at any time in connection herewith or therewith shall prove to have been false in any material respect as of the time made, deemed made or furnished; or

     (f) IPC Holdings or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, required prepayment, demand, acceleration or otherwise and after giving effect to any applicable grace period or notice provision) (y) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement or a Hedge Agreement) having an aggregate principal amount of at least $25,000,000 or (z) any termination or other payment under any Hedge Agreement having a net termination obligation of at least $25,000,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness or Hedge Agreement, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness or Hedge Agreement (or a trustee or agent on its or their behalf) to cause (with or without the giving of notice, lapse of time, or both), without regard to any subordination terms with respect thereto, such Indebtedness or Hedge Agreement to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity; or

     (g) IPC Holdings or any of its Subsidiaries, shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, court protection, examinership, dissolution, arrangement, readjustment of debts or any other relief under any applicable bankruptcy, insolvency or similar law of any jurisdiction now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in SECTION 10.1(H), (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver, examiner, conservator, liquidator, rehabilitator or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing; or


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     (h) Any involuntary petition or case shall be filed or commenced against
IPC Holdings or any of its Subsidiaries, seeking liquidation, winding up, reorganization, court protection, examinership, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver, examiner, conservator, liquidator, rehabilitator or similar official for it or all or a substantial part of its properties or any other relief under any other applicable bankruptcy, insolvency or similar law of any jurisdiction now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of 60 days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding; or

     (i) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (to the extent not paid or fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has the financial ability to perform and has acknowledged liability in writing) in excess of $25,000,000 shall be entered or filed against IPC Holdings or any of its Subsidiaries or any of their respective properties and the same shall not be paid, dismissed, bonded, vacated, stayed or discharged within a period of 30 days or in any event later than 5 days prior to the date of any proposed sale of such property thereunder; or

     (j) Any Credit Party or any of their respective Subsidiaries:

          (i) becomes subject to any provision of ERISA;

          (ii) maintains or administers any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA;

          (iii) maintains or administers any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which IPC Holdings or any Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions; or

          (iv) has any liability with respect to any matter specified in the foregoing clauses (i), (ii) and (iii); or

     (k) (i) Any termination by IPC Holdings or any other Person of a Foreign Benefit Plan if, as a result of such termination, IPC Holdings or any of its Subsidiaries is required to make a contribution to such Foreign Benefit Plan in excess of $25,000,000 or (ii) a contribution failure with respect to any Foreign Benefit Plan in excess of $25,000,000 occurs; or

     (l) Any Insurance Regulatory Authority or other Governmental Authority having jurisdiction shall issue any order of conservation, supervision, rehabilitation or liquidation or any other order of similar effect in respect of any Insurance Subsidiary; or

     (m) Any one or more Licenses of IPC Holdings or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken by any Governmental Authority, and such suspension, limitation, termination, non-renewal or action, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; or


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     (n) At any time, any Account Party shall cease to be a Wholly Owned
Subsidiary of IPC Holdings; or

     (o) Any Security Document shall cease to be in full force and effect, or shall cease to give the Administrative Agent the Liens, rights, powers and privileges purported to be created thereby (including a first priority security interest in, and Lien on, all of the Collateral subject thereto, in favor of the Administrative Agent, superior to and prior to the rights of all third Persons and subject to no other Liens); or any authorized Person acting by or on behalf of any Credit Party or any of their respective Subsidiaries shall deny or disaffirm in writing the enforceability of any Security Document; or the Custodian is in breach of any term of any Custodian's Undertaking; or

     (p) The obligations of IPC Holdings under ARTICLE XII or any provision thereof shall cease to be in full force or effect, or any Person acting by or on behalf of IPC Holdings shall deny or disaffirm in writing IPC Holdings's obligations under ARTICLE XII, or IPC Holdings shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to ARTICLE XII; or

     (q) Any of the following shall occur: (i) any Person or group of Persons (other than American International Group, Inc. or any of its Affiliates) acting in concert as a partnership or other group, shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of IPC Holdings representing the right to exercise 30% or more of the Total Voting Power of the then outstanding securities of IPC Holdings ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (ii) the Board of Directors of IPC Holdings shall cease to consist of a majority of the individuals who constituted the Board of Directors as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of IPC Holdings as of the date hereof (or their replacements approved as herein required).

     Section 10.2 Remedies; Termination of Commitments, Acceleration, Etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

     (a) Declare the Commitments and the Issuing Banks' obligation to issue Letters of Credit to be terminated, whereupon the same shall terminate; provided that, upon the occurrence of a Bankruptcy Event, the Commitments and the Issuing Banks' obligation to issue Letters of Credit shall automatically be terminated;

     (b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or


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legal process of any kind, all of which are hereby knowingly and expressly waived by IPC Holdings (provided that, upon the occurrence of a Bankruptcy Event or an Event of Default pursuant to SECTION 10.1(L), all of the outstanding principal amount of the Loans and all other amounts described in this subsection
(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by IPC Holdings);

     (c) Direct each Account Party to deposit (and each such Account Party hereby agrees, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such additional amount of cash as is equal to 100% of the aggregate Stated Amount of all of such Account Party's Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in such Account Party's Cash Collateral Account as security for the Letter of Credit Exposure as described in SECTION 4.8;

     (d) Enforce any or all of the Liens and security interests created pursuant to the Security Documents and/or exercise any of the rights and remedies provided therein;

     (e) Terminate any or all of the Letters of Credit or give Notices of Non-Extension in respect thereof if permitted in accordance with its terms; and

     (f) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

     Section 10.3 Remedies; Set Off. Upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender, the Fronting Banks and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Credit Party against any and all of the obligations of such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender or such Fronting Bank, irrespective of whether or not such Lender or such Fronting Bank shall have made any demand under this Agreement or any other Credit Document and although such obligations of such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Fronting Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, each Fronting Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Fronting Bank or their Affiliates may have. Each Lender and each Fronting Bank agrees to notify the applicable Credit Party and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.


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                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

     Section 11.1 Appointment and Authority. Each of the Lenders (for purposes of this Article, references to the Lenders shall also mean the Fronting Bank) hereby irrevocably appoints Wachovia to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

     Section 11.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Credit Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

     Section 11.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent:

     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law; and

     (c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any Affiliate thereof that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in SECTION 10.2 and SECTION 12.5) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default


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unless and until notice describing such Default or Event of Default is given to the Administrative Agent by IPC Holdings, a Lender or any Fronting Bank.

     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default,
(iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     Section 11.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the Issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or a Fronting Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Fronting Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Fronting Bank prior to the making of such Loan or the Issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     Section 11.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Section 11.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Fronting Banks and IPC Holdings. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with IPC Holdings, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such


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appointment within 45 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Fronting Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify IPC Holdings, the Lenders and the Fronting Banks that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by IPC Holdings to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between IPC Holdings and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Credit Documents, the provisions of this Article and SECTION 12.1 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

     Section 11.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

     Section 11.8 Collateral and Guaranty Matters.

     (a) The Administrative Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be deemed by the Administrative Agent in its discretion to be necessary or advisable to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.


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     (b) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (A) upon termination of the Commitments, termination, expiration or cash collateralization of all outstanding Letters of Credit and payment in full of all of the Obligations then due and payable, (B) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Credit Document or to which the Required Lenders have consented in writing or (C) otherwise pursuant to and in accordance with the provisions of any applicable Credit Document. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release its interest in particular types or items of property pursuant to this SECTION 11.8(B).

     Section 11.9 Fronting Bank. The provisions of this ARTICLE X (other than
SECTION 11.2) shall apply to the Fronting Bank mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.

     Section 11.10 No Other Duties, Etc.. Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of the Syndication Agent, Documentation Agents and the Joint Lead Arrangers is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby, except in its capacity, as applicable, as a Lender or Issuing Bank hereunder.

                                   ARTICLE XII

                                  MISCELLANEOUS

     Section 12.1 Expenses; Indemnity; Damage Waiver.

     (a) IPC Holdings shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or the Fronting Bank in connection with the Issuance of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Fronting Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit Issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.


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     (b) IPC Holdings shall indemnify the Administrative Agent (and any sub-agent thereof), the Fronting Bank, each Lender, and each Related Party of any of the foregoing persons (each such person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee)(collectively, "Losses"), incurred by any Indemnitee by or on behalf of any third party or by IPC Holdings or any Account Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Administrative Agent or the Fronting Bank, as the case may be, to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or
(y) result from a claim brought by any Credit Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Credit Document, if such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

     (c) To the extent that IPC Holdings for any reason fails to indefeasibly pay any amount required under SECTION 12.1(A) or SECTION 12.1(B) to be paid by it to the Administrative Agent (or any sub-agent thereof), the Fronting Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Fronting Bank or such Related Party, as the case may be, such Lender's proportion (based on the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Fronting Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Fronting Bank in connection with such capacity. The obligations of the Lenders under this SECTION 12.1(C) are subject to the provisions of SECTION 3.3(D).

     (d) To the fullest extent permitted by applicable law, no party hereto shall assert, and such party hereby waives, any claim against each other, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No party hereto shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through SyndTrak or other information transmission systems in


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connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

     (e) All amounts due under this Section shall be payable by the applicable Credit Party upon demand therefor.

     Section 12.2 Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process.

     (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL (EXCEPT AS MAY BE EXPRESSLY OTHERWISE PROVIDED IN ANY CREDIT DOCUMENT) BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES); PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR APPLICATION THEREFOR OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES OF THE INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE "ISP"), AND, AS TO MATTERS NOT GOVERNED BY THE ISP, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

     (b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE FRONTING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY CREDIT PARTY OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION. ANY JUDICIAL PROCEEDING BROUGHT BY ANY CREDIT PARTY AGAINST THE ADMINISTRATIVEAGENT, FRONTING BANK OR ANY LENDER OR


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ANY RELATED PARTY OF THE ADMINSTRATIVE AGENT, FRONTING BANK OR ANY LENDER
INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY CREDIT DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

     (c) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN SECTION 12.2(B). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     (d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.4. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

     (e) THE CREDIT PARTIES HEREBY IRREVOCABLY DESIGNATE, APPOINT AND EMPOWER CT CORPORATION (THE "SERVICE OF PROCESS AGENT"), WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10011, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH CREDIT PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT.

     Section 12.3 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.


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     Section 12.4 Notices; Effectiveness; Electronic Communication.

     (a) Except in the cases of notices and other communications expressly permitted to be given by telephone (and except as provided in SECTION 12.4(B)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

          (i) if to any Credit Party, the Administrative Agent, or the Fronting Bank, to it at the address (or telecopier number or e-mail address) specified for such person on SCHEDULE 1.1(A); and

          (ii) if to any Lender, to it at its address (or telecopier number or e-mail address) set forth in its Administrative Questionnaire.

     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in SECTION 12.4(B) shall be effective as provided in SECTION 12.4(B).

     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to ARTICLE II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or each Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or other communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto (except that each Lender need not give notice of any such change to the other Lenders in their capacities as such).

     Section 12.5 Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by any Credit Party from, any provision of this Agreement or any other Credit Document shall be effective unless in a writing signed by


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the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

     (a) increase the Commitment of any Lender without the written consent of such Lender;

     (b) reduce the principal amount of any Loan or the amount of any Reimbursement Obligation of any Account Party in respect of any L/C Disbursement or reduce the rate of interest thereon, or reduce any fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby;

     (c) postpone the scheduled date of payment of the principal amount of any Loan or for reimbursement of any L/C Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or any Letter of Credit (other than an extension thereof pursuant to an "evergreen provision"), without the written consent of each Lender directly affected thereby;

     (d) change or waive any provision of SECTION 3.14, any other provision of this Agreement or any other Credit Document requiring pro rata treatment of any Lenders, or this SECTION 12.5 without the consent of each Lender;

     (e) release the Guarantor from any of its guarantee obligations under
ARTICLE XII without the written consent of each Lender;

     (f) change the percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent;

     (g) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) from the Liens under all of the Security Documents without the consent of each Tranche 2 Lender;

     (h) modify the definitions in SECTION 2.1 of "Required Tranche 1 Lenders" or amend, modify or waive any condition precedent to any Borrowing of Loans set forth in SECTION 5.2 (including in connection with any waiver of an existing Default or Event of Default) without the consent of the Required Tranche 1 Lenders;

     (i) modify the definitions in SECTION 2.1 of "Borrowing Base", "Eligible Collateral", "Eligible Percentage", "Required Tranche 2 Lenders" or SCHEDULE 1.1(B) without the consent of the Required Tranche 2 Lenders;


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     (j) change, waive, discharge or terminate any Security Document unless each such change, waiver, discharge or termination is in writing signed by each applicable Account Party and the Required Tranche 2 Lenders; and

     (k) unless agreed to by the Fronting Bank or the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Fronting Bank or the Administrative Agent, as applicable, hereunder or under any of the other Credit Documents.

     Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     Section 12.6 Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of SECTION 12.6(B), (ii) by way of participation in accordance with the provisions of SECTION 12.6(D) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of SECTION 12.6(F) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in SECTION 12.6(D) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may, and, if demanded by IPC Holdings pursuant to SECTION 3.18, shall at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and Credit Extensions (including for purposes of this SECTION 12.6(B), participations in Participated Letters of Credit) at the time owing to it); provided that:

          (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Credit Extensions at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Credit Extensions of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as


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     no Default or Event of Default has occurred and is continuing, IPC Holdings otherwise consents (each such consent not to be unreasonably withheld or delayed);

          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Credit Extensions and/or its Tranche 1 Commitment and Tranche 2 Commitment so assigned;

          (iii) any such assignment must be approved by the Administrative Agent and the Fronting Bank and (so long as no Default or Event of Default has occurred and is continuing) IPC Holdings, each such consent not to be unreasonably withheld or delayed, unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

          (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to SECTION 12.6(C), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of SECTION 3.15(A), SECTION 3.15(B), SECTION 3.16, SECTION 3.17 and SECTION 12.1 (and subject to the obligations thereof) with respect to facts and circumstances occurring prior to the effective date of such assignment; PROVIDED, HOWEVER, THAT NO LENDER MAY ASSIGN ANY OBLIGATION UNDER A SYNDICATED LETTER OF CREDIT UNLESS AN AMENDMENT, MODIFICATION OR SUPPLEMENT TO SUCH SYNDICATED LETTER OF CREDIT APPROVED BY THE BENEFICIARY AND THE ADMINISTRATIVE AGENT IS CONCURRENTLY DELIVERED TO THE ADMINISTRATIVE AGENT REMOVING OR ADJUSTING, AS THE CASE MAY BE, THE ASSIGNING LENDER'S RATABLE SHARE AND SYNDICATED REIMBURSEMENT OBLIGATION AND REPLACING OR ADJUSTING THE SAME WITH A RATABLE SHARE AND SYNDICATED REIMBURSEMENT OBLIGATION OF THE ELIGIBLE ASSIGNEE. If requested by or on behalf of the Eligible Assignee, IPC Holdings, at its own expense, will execute and deliver to the Administrative Agent a new Note or Notes to the order of the Eligible Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), as necessary to reflect, after giving effect to the assignment, the Commitments and/or outstanding Loans, as the case may be, of the Eligible Assignee and (to the extent of any retained interests) the assigning Lender. Any Lender who has requested a Note will return cancelled Notes to IPC Holdings. At the time of each assignment pursuant to this SECTION
12.6 to a Lender not already a Lender hereunder, such Lender shall provide to IPC Holdings and the Administrative Agent such documentation required


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

pursuant to SECTION 3.16(E) hereof. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this
SECTION 12.6(B) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with
SECTION 12.6(D).

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Credit Parties, shall maintain at its address for notices referred to in
SCHEDULE 1.1(A) a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and IPC Holdings, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Credit Parties and the Fronting Bank, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may at any time, without the consent of, or notice to, IPC Holdings or the Administrative Agent, sell participations to any Person (other than a natural person or a Credit Party or any Affiliates or Subsidiaries of a Credit Party) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Credit Extensions (including such Lender's participations in Participated Letters of Credit) owing to it); provided that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Credit Parties, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in SECTION 12.5(A),
SECTION 12.5(B), or SECTION 12.5(C), that affects such Participant. Subject to
SECTION 12.6(E), the Credit Parties agree that each Participant shall be entitled to the benefits of SECTION 3.15(A), SECTION 3.15(B), SECTION 3.16, and
SECTION 3.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to SECTION 12.6(B).

     (e) A Participant shall not be entitled to receive any greater payment under SECTION 3.15(A), SECTION 3.15(B) or SECTION 3.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with IPC Holdings's prior written consent. A Participant shall not be entitled to the benefits of SECTION 3.16 unless IPC Holdings is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Credit Parties, to comply with SECTION 3.16(E) as though it were a Lender, and SECTION 3.16(E) shall be read accordingly.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any state laws based on the Uniform Electronic Transactions Act.

     (h) Any Lender or Participant may, in connection with any assignment, participation, pledge or proposed assignment, participation or pledge pursuant to this SECTION 12.6, disclose to the Eligible Assignee, Participant or pledgee or proposed Eligible Assignee, Participant or pledgee any information relating to IPC Holdings and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Eligible Assignee, Participant or pledgee or proposed Eligible Assignee, Participant or pledgee agrees in writing to keep such information confidential to the same extent required of the Lenders under
SECTION 12.11.

     (i) Notwithstanding anything to the contrary contained herein, if Wachovia assigns all of its Commitments and Credit Extensions in accordance with this
SECTION 12.6, Wachovia may, and shall upon written notice received from IPC Holdings, resign as Fronting Bank upon written notice to IPC Holdings and the Lenders or the receipt of such written notice from IPC Holdings. Upon any such written request or notice of resignation, IPC Holdings shall have the right to appoint from among the Lenders a successor Fronting Bank; provided that no failure by IPC Holdings to make such appointment shall affect the resignation of Wachovia as Fronting Bank. Wachovia shall retain all of the rights and obligations of the Fronting Bank hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation and all obligations of the Account Parties and the Lenders with respect thereto (including the right to require the Lenders to fund participation interests pursuant to ARTICLE III).

     Section 12.7 No Waiver. The rights and remedies of the parties hereto expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the parties hereto in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or (in the case of the Administrative Agent and the Lenders) be construed to be a waiver of any Default or Event of Default. No course of dealing between any Credit Party, the Administrative Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any party hereto in any case shall entitle any other party hereto to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any other party hereto to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     Section 12.8 Survival. All representations, warranties and agreements made by or on behalf of any Credit Party in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the making and repayment of the Loans and the Issuance and repayment of the Letters of Credit. In addition, notwithstanding anything herein to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of costs and expenses, including, without limitation, the provisions of SECTION 3.15(A), SECTION 3.15(B), SECTION 3.16, SECTION 3.17, and SECTION 12.1, shall survive the payment in full of all Credit Extensions, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.

     Section 12.9 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     Section 12.10 Construction. The headings of the various articles, sections and subsections of this Agreement and the table of contents have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

     Section 12.11 Confidentiality. Each of the Administrative Agent, the Lenders, any Fronting Bank, the Syndication Agent and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives on a need-to-basis in respect of this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority having jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Credit Party and its obligations (g) with the prior written consent of IPC Holdings or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any Fronting Bank, the Syndication Agent or any of their respective Affiliates on a nonconfidential basis from a source other than IPC

Holdings or any of its Subsidiaries or Affiliates or any other party hereto, provided that the disclosure by such source is not in violation of its own obligation to keep such Information confidential.

For purposes of this Section, "Information" means all information received from the Credit Parties relating to any Credit Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Fronting Bank on a nonconfidential basis prior to disclosure by any Credit Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care, diligence and supervision to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     Section 12.12 Judgment Currency. If, for the purposes of obtaining judgment in any court or in respect of any tender made by any Credit Party, it is necessary to convert a sum due hereunder or under any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given or such tender is made. The obligation of any Credit Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Credit Documents shall, notwithstanding any tender or judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum received or adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Agreement Currency, the applicable Credit Party agrees, as a separate obligation and notwithstanding any such judgment or tender, to indemnify the Administrative Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the applicable Credit Party (or to any other Person who may be entitled thereto under applicable law).

     Section 12.13 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (except for the Fee Letter). Except as provided in SECTION 5.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 12.14 No Fiduciary Relationship Established By Credit Documents. The Credit Parties hereby acknowledge that neither the Administrative Agent, any Issuing Bank nor any Lender has any fiduciary relationship with or fiduciary duty to the Credit Parties arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Administrative Agent, the Issuing Banks and Lenders, on one hand, and the Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

     Section 12.15 Disclosure of Information. IPC Holdings agrees and consents to the Administrative Agent's and the Joint Lead Arrangers' disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.

     Section 12.16 USA PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the names and addresses of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the PATRIOT Act.

                                  ARTICLE XIII

                                  THE GUARANTY

     Section 13.1 The Guaranty.

     (a) In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantor from the proceeds of the Loans and the issuance of the Letters of Credit, the Guarantor hereby unconditionally, absolutely and irrevocably guarantees, as a primary obligor and not merely as surety, the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all Obligations of each of the other Credit Parties under the Credit Documents including, without limitation, the Reimbursement Obligations owing by such other Credit Parties pursuant to this Agreement. This Guaranty is a guaranty of payment and not of collection. Upon failure by any Credit Party to pay punctually any such amount when due and payable (whether at stated maturity, upon acceleration or otherwise), the Guarantor agrees to pay forthwith on demand from the Administrative Agent the amount not so paid at the place and in the manner specified in this Agreement.

     Section 13.2 Guaranty Unconditional. The obligations of the Guarantor under this ARTICLE XII shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (i) any extension, renewal, settlement, compromise, waiver or release (including with respect to any Collateral) in respect of any obligation of any other obligor under any of the Credit Documents, by operation of law or otherwise;

          (ii) any modification or amendment of or supplement to any of the Credit Documents;

          (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of any other obligor under any of the Credit Documents;

          (iv) any change in the corporate existence, structure or ownership of any obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other obligor or its assets or any resulting release or discharge of any obligation of any other obligor contained in any of the Credit Documents;

          (v) the existence of any claim, set-off or other rights which any obligor may have at any time against any other obligor, the Administrative Agent, any Issuing Bank, any Lender or any other corporation or person, whether in connection with any of the Credit Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (vi) any invalidity or unenforceability relating to or against any other obligor for any reason of any of the Credit Documents, or any provision of applicable law or regulation purporting to prohibit the payment by any other obligor of principal, interest or any other amount payable under any of the Credit Documents;

          (vii) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any obligation of the Lenders' rights with respect thereto; or

          (viii) any other act or omission to act or delay of any kind by any obligor, the Administrative Agent, any Issuing Bank, any Lender or any other corporation or person or any other circumstance whatsoever (other than the defense of payment) which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor's obligations under this ARTICLE XII.

     Section 13.3 Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. The Guarantor's obligations under this ARTICLE XII shall remain in full force and effect until the commitments of the Lenders hereunder shall have terminated, no Letters of Credit shall be outstanding and all Obligations payable by the other Credit Parties under the Credit Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any Reimbursement Obligation or any Obligation due and payable by a Credit Party under the Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Credit Party or otherwise, the Guarantor's obligations under this ARTICLE XII with respect to such payment shall be reinstated as though such payment had been due but not made at the time of such reinstatement.

     Section 13.4 Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against any other obligor or any other corporation or person. The Guarantor warrants and agrees that each waiver set forth in this
SECTION 13.4 is made with full knowledge of its significance and consequences, and such waivers shall be effective to the maximum extent permitted by law.

     Section 13.5 Subrogation. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Credit Party that arises from the existence, payment, performance or enforcement of the Guarantor's obligations under or in respect of this Guaranty or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender, any Issuing Bank or the Administrative Agent against any other Credit Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Credit Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all Obligations payable under this Agreement shall have been paid in full in cash, no Letters of Credit shall be outstanding and the commitments of the Lenders hereunder shall have expired or been terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all amounts payable under this Guaranty, and (b) the Final Expiry Date, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to all amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents, or to be held as collateral for any amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to the Lenders, the Issuing Banks and the Administrative Agent of all or any amounts payable under this Guaranty, (ii) all amounts payable under this Guaranty shall have been paid in full in cash, and (iii) the Final Expiry Date shall have occurred, the Lenders, the Issuing Banks and the Administrative Agent will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

     Section 13.6 Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Credit Party under any of the Credit Documents is stayed upon the insolvency, bankruptcy or reorganization of such Credit Party, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor under this ARTICLE XII forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

     Section 13.7 Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of all Obligations payable under this Agreement and (ii) the Final Expiry Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders, the Issuing Bank and the Administrative Agent and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in SECTION 12.6(B).

     Section 13.8 Limitation on Enforcement; Confirmation of Payment.

     (a) Notwithstanding anything to the contrary in this Agreement or any other Credit Document, the Lenders agrees that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the direction or the consent of the Required Lenders and that no Lender shall have any right individually to seek to enforce, or to enforce, this Guaranty. The Lenders and the Administrative Agent further agree that this Guaranty may not be enforced against any director, officer, employee or shareholder of the Guarantor or any other Person that is not the Guarantor, a successor to the Guarantor or a permitted assign of the Guarantor.

     (b) The Administrative Agent and the Lenders will, upon request after the indefeasible payment in full in cash by the Guarantor of the Obligations pursuant to the Guaranty and termination of the commitments relating thereto, confirm to the Guarantor and the other Credit Parties that such Obligations have been paid and the commitments thereto terminated.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                        IPC HOLDINGS, LTD.


                                        By: /s/ John Weale
                                            ------------------------------------
                                        Name: John Weale
                                        Title: Senior Vice President &
                                               Chief Financial Officer


                                        IPCRE LIMITED


                                        By: /s/ John Weale
                                            ------------------------------------
                                        Name: John Weale
                                        Title: Senior Vice President &
                                               Chief Financial Officer

                      SIGNATURE PAGE TO IPC HOLDINGS, LTD.
                                CREDIT AGREEMENT

                                        WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                        Administrative Agent, Issuing Bank and
                                        as a Lender


                                        By: /s/ Karen Hanke
                                            ------------------------------------
                                        Name: Karen Hanke
                                        Title: Director

                      SIGNATURE PAGE TO IPC HOLDINGS, LTD.
                                CREDIT AGREEMENT

                                        HSBC BANK USA, NATIONAL ASSOCIATION, as
                                        Syndication Agent and as a Lender


                                        By: /s/ Daniel G. Serrao
                                            ------------------------------------
                                        Name: Daniel G. Serrao
                                        Title: Senior Vice President

                      SIGNATURE PAGE TO IPC HOLDINGS, LTD.
                                CREDIT AGREEMENT

                                        BAYERISCHE HYPO- UND VEREINSBANK AG,
                                        NEW YORK BRANCH, as Documentation Agent
                                        and as a Lender


                                        By: /s/ Steve Lueker
                                            ------------------------------------
                                        Name: Steve Lueker
                                        Title: Director


                                        By: /s/ Michael Davis
                                            ------------------------------------
                                        Name: Michael Davis
                                        Title: Director

                      SIGNATURE PAGE TO IPC HOLDINGS, LTD.
                                CREDIT AGREEMENT

                                        CITIBANK, N.A., as Documentation Agent
                                        and as a Lender


                                        By: /s/ Michael Taylor
                                            ------------------------------------
                                        Name: Michael Taylor
                                        Title: Vice President

                      SIGNATURE PAGE TO IPC HOLDINGS, LTD.
                                CREDIT AGREEMENT

                                        ING BANK N.V., LONDON BRANCH, as
                                        Documentation Agent and as a Lender


                                        By: /s/ M. Sharman
                                            ------------------------------------
                                        Name: M. Sharman
                                        Title: Managing Director


                                        By: /s/ P. Galpin
                                            ------------------------------------
                                        Name: P. Galpin
                                        Title: Director

                      SIGNATURE PAGE TO IPC HOLDINGS, LTD.
                                CREDIT AGREEMENT

                                        MORGAN STANLEY BANK, as a Lender


                                        By: /s/ Daniel Twenge
                                            ------------------------------------
                                        Name: Daniel Twenge
                                        Title: Vice President

                      SIGNATURE PAGE TO IPC HOLDINGS, LTD.
                                CREDIT AGREEMENT

                                        MIZUHO CORPORATE BANK (USA), as a Lender


                                        By: /s/ Robert Gallagher
                                            ------------------------------------
                                        Name: Robert Gallagher
                                        Title: Senior Vice President

                      SIGNATURE PAGE TO IPC HOLDINGS, LTD.
                                CREDIT AGREEMENT

                                        JPMORGAN CHASE BANK, N.A., as a Lender


                                        By: /s/ Helen L. Newcomb
                                            ------------------------------------
                                        Name: Helen L. Newcomb
                                        Title: Managing Director

                      SIGNATURE PAGE TO IPC HOLDINGS, LTD.
                                CREDIT AGREEMENT

                                        MELLON BANK, N.A., as a Lender


                                        By: /s/ Donald G. Cassidy, Jr.
                                            ------------------------------------
                                        Name: Donald G. Cassidy, Jr.
                                        Title: Senior Vice President

                      SIGNATURE PAGE TO IPC HOLDINGS, LTD.
                                CREDIT AGREEMENT